As filed with the U.S. Securities and Exchange Commission on July 17, 2024.

Registration No. 333-280654

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Top Wealth Group Holding Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	2091	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Units 714 & 715, 7F, Hong Kong Plaza
188 Connaught Road West
Hong Kong
Tel: +852 3615 8567
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
+1 (212) 588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 17, 2024

6,840,000 Ordinary Shares to be sold by the Selling Shareholders

Top Wealth Group Holding Limited

This prospectus relates to the offer and resale, by the Selling Shareholders identified in this prospectus, of up to 6,840,000 ordinary shares with US$0.0001 par value per share (“Ordinary Shares”) of Top Wealth Group Holding Limited (“Top Wealth” or the “Company”), a Cayman Islands exempted company with limited liability. Our Ordinary Shares trade on the Nasdaq Stock Market under the symbol “TWG.” On July 9, 2024, the closing price of our Ordinary Shares was $0.8250 per share.

The Selling Shareholders are identified in the table commencing on page 72 of this prospectus. The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. The Selling Shareholders may be deemed underwriters of the Ordinary Shares that it is offering. We will not receive any of the proceeds from such sales of the Ordinary Shares. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution” beginning on page 73.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Emerging Growth Company Status” beginning on page 8 and “Foreign Private Issuer Status” beginning on page 9 for more information.

We are a “controlled company” as defined under the Nasdaq Listing Rules, because Winwin Development Group Limited, our controlling shareholder who beneficially owns approximately 69.52% of the aggregate voting power of our issued and outstanding Ordinary Shares, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Winwin Development Group Limited can control the outcome of matters submitted to the shareholders for approval. Additionally, we may elect to take advantage of certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Our corporate actions will be substantially controlled by our Controlling Shareholder, Winwin Development Group Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 47 and “Prospectus Summary — Implication of Being a Controlled Company” on page 9 of this prospectus.

Top Wealth Group Holding Limited is not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Top Wealth Group Holding Limited conducts all of its operations in Hong Kong through its subsidiary, Top Wealth Group (International Limited) (the “Operating Subsidiary”), which was incorporated in Hong Kong. Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that such event could cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which we Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary” on page 23 of this prospectus.

We are subject to certain legal and operational risks associated with having all business operations in Hong Kong, a Special Administrative Region of the PRC, as well as the risks associated with having clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Such risks may include changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations that may materially and adversely affect our business, financial condition, results of operations and the market price of the Ordinary Shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of our HK subsidiary. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the We Operate” beginning on page 16.

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report for the fiscal year ended December 31, 2023 and 2022, is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Onestop Assurance PAC, headquartered in Singapore, has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Onestop Assurance PAC to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PACOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange. See “Prospectus Summary — Implications of the Holding Foreign Companies Accountable Act (the “HFCAA”)” on page 14 of this prospectus and “Risk Factors — Risks Related to Our Ordinary Shares — The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” on page 47 of this prospectus. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary.

TW Cayman is permitted under the laws of the Cayman Islands to provide funding to TW BVI through loans or capital contributions without restrictions on the amount of the funds. TW BVI is permitted under the respective laws of BVI to provide funding to TW HK through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from BVI to Hong Kong.

As a holding company, TW Cayman may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. As of the date of this prospectus, TW Cayman and its subsidiaries do not have any plans to distribute earnings or settle amounts in the foreseeable future. During the fiscal years ended December 31, 2023 and 2022, no dividends or distribution have been made to date by our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 6,840,000 Ordinary Share as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only the term:

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, Hong Kong, and Macau;

●	“Controlling Shareholder” or “Winwin Development (BVI)” refers to Winwin Development Group Limited, a company incorporated under the laws of British Virgin Islands;

●	“Frost & Sullivan” refers to Frost & Sullivan Limited, an independent market research agency, which is an independent third party;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Industry Report” refers to the market research report commissioned by us and prepared by Frost & Sullivan on the overview of the industry in which we operate;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.0001 per share;

●	“our Group”, “the Group”, “the Company” “we,” “us,” “or “our” refers to Top Wealth Group Holding Limited and its subsidiaries;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“TW BVI” refers to Top Wealth (BVI) Holding Limited;

●	“TW Cayman” refers to Top Wealth Group Holding Limited, a Cayman Islands exempted company;

●	“TW HK” or “Operating Subsidiary” refers to Top Wealth Group (International) Limited; and

●	“US$” or “U.S. dollars” refers to the legal currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports before deciding whether to buy our Ordinary Shares.

Our Mission

Our mission is to become a world-renowned supplier of caviar products and offer our caviar-based gourmet products around the globe with unparalleled gastronomical experience.

Overview

Headquartered in Hong Kong, we are a fast-growing supplier of caviar products. We are currently specialized in supplying high-quality sturgeons caviar. Our caviar is endorsed with the Convention on International Trade in Endangered Species of Wild Fauna and Flora (“CITES”) permits, which certifies that our caviar is legally traded. We are one of the major suppliers of caviar in Hong Kong. We have secured a long-term and exclusive supply of caviar raw products from a PRC sturgeon farm.

Since we established our caviar business in August 2021, we had supplied caviar to our customers under their brand labels (i.e. private labeling) or without brand labels. Subsequently in November 2021, we established our own caviar brand, “Imperial Cristal Caviar”, and started selling caviar under our own brand as well. With its exquisite package design, our branded caviar is ideal to be presented as both culinary delights and festive gifts. Imperial Cristal Caviar has continuously achieved tremendous sales growth since its launch in the market.

In March 2023, as the addition to the gastronomical experience of our caviar, we have commenced our wine trading business line, to complement our caviar business. For the fiscal year ended December 31, 2023, our wine trading business line contributed revenue of US$4,460,092, compared to Nil for the fiscal year ended December 31, 2022. The fine wine we distribute include white wine, red wine, and Champagne, from various countries including France, Greek, and Spain, etc. Our wine trading business only involves the distribution of fine wine within Hong Kong on business-to-business (B2B) sales, primarily to our F&B related distributor customers, in particular, the F&B related distributor customers who we supply our caviar product. We do not import or manufacture the wine we distribute, instead, we source the wines from our wine suppliers in Hong Kong on an as-demand per order basis. Therefore, we are not subject to the relevant licensing requirements that apply to sale of alcoholic beverages in Hong Kong.

We take pride in our well-tested, reliable caviar supply chain management module, which helps ensure the palatability and freshness of our products when they reach our customers. We are among one of the few Hong Kong caviar suppliers being able to secure a long-term and exclusive supply of caviar raw products from a PRC sturgeon farm. In April 2022, we entered into an exclusive supply agreement with the agent and sole distributor of a well-established sturgeon farm in Fujian, the PRC, which appointed us as its exclusive distributor in Hong Kong and Macau for conducting overseas distribution and granted us the rights to procure caviar directly from it for a term of 10 years. This sturgeon farm is one of the six existing PRC sturgeon farms which are officially permitted to export locally-bred roe. We have engaged a Hong Kong-based supply chain management company to handle the logistics, warehousing and packaging workflows in our supply chain, so we can strategically focus on brand-building and product quality assurance.

We are dedicated to enhancing our brand awareness. As part of our sales and marketing efforts, we have proactively participated in food expo and set up pop-up stores across the world. We have also collaborated with famous food bloggers and used different online platforms and media coverage to promote and strengthen the publicity of our products. We regularly invite chefs of notable hotels and restaurants to our tasting events. Currently, our caviar are served on the menus of various 5-star and Michelin-star restaurants in Hong Kong.

We generate all of our revenues, through our Operating Subsidiary, from trading of caviar products and wine. Our revenues for the years ended December 31, 2023 and 2022 were US$16.9 million and US$8.5 million, respectively. We had a profit before tax of approximately US$2.3 million for the year ended December 31, 2022, and we have maintained a profit before tax of approximately US$3.3 million for the year ended December 31, 2023.

Our top five customers accounted for 92.0% and 91.1% of our total revenues for the years ended December 31, 2023 and 2022. Our customers, including our top five customers, primarily include food and beverage (“F&B”) related distributors. We have strategically focused on business-to-business sales (B2B) which would allow us access to our customers’ sales network and consumer base that helps us maximize the reach of our products swiftly and effectively. As our caviar products gain popularity worldwide, our customer base has continuously expanded as a result of customers’ referral and our marketing efforts. Our caviar products are mainly sold to customers based in Hong Kong and a substantial portion are exported overseas by our customers. As our products gradually become more well-known in the international market, we aspire to expand our sales channels from only selling through distributors to selling our products directly to overseas customers.

Our major suppliers include (i) a sole distributor and agent of a sturgeon farm in the PRC, Fujian Aoxuanlaisi Biotechnology Co., Ltd (“Fujian Aoxuanlaisi”), which supplies caviar raw product to us; (ii) a Hong Kong supply chain management company, Sunfun (China) Limited (“Sunfun China”), which handles the logistics, warehousing and packaging workflows in our supply chain; (iii) a Hong Kong wine distributor, which supplies fine wine to us; and (iv) other suppliers which supply packaging materials and printing services to us. We solely and materially rely on Fujian Aoxuanlaisi as our supplier for caviar raw product. Fujian Aoxuanlaisi is the agent and sole appointed distributor of a well-established PRC sturgeon farm, operated by Fujian Longhuang Biotech Co. Limited (“Fujian Longhuang”). Fujian Aoxuanlaisi and Fujian Longhuang currently maintain a long-term exclusive sales agreement for 15 years, from December 2020 to December 2035. Historically, before April 2022, we obtained the supply of caviar raw product from Fujian Aoxuanlaisi on an as-demand per order basis, without any long-term agreements. In April 2022, our Operating Subsidiary, Top Wealth Group (International) Limited, has entered into the Caviar Sales Agreement with Fujian Aoxuanlaisi, appointed us as its exclusive distributor in Hong Kong and Macau. We do not have any direct supply agreement with Fujian Longhuang, the PRC sturgeon farm.

For the years ended December 31, 2023 and 2022, our procurement from Fujian Aoxuanlaisi amounted to approximately US$6.2 million and US$5.3 million, respectively, representing approximately 64.3% and 90% of our total purchases for the corresponding year. Our material reliance on Fujian Aoxuanlaisi as the sole supplier of our caviar raw product exposes us to unique and significant risk, for detailed discussion, please see “Risk Factors — Risks related to our Business and Industry — We solely and materially rely on Fujian Aoxuanlaisi Biotechnology Co., Ltd (“Fujian Aoxuanlaisi”), the exclusive distributor of a PRC sturgeon farm, as our sole supplier for the supply of caviar raw product. Such arrangement materially and adversely exposes us to unique risk. Any disruption in the supplier’s relationships, either between Fujian Aoxuanlaisi and the PRC sturgeon farm, or between Fujian Aoxuanlaisi and us, could have a material adverse effect on our business. Any disruption in the provision of caviar from Fujian Aoxuanlaisi or PRC sturgeon farm and our inability to identify alternative caviar supplier may materially and adversely affect our business operations and financial results.”

Our Competitive Strengths

A fast-growing luxury caviar products supplier with a premier brand image

We position ourselves as a luxury caviar products supplier aiming to supply the finest selection of luxury caviar products and offer gourmet products around the globe with unparalleled gastronomical experience.

An extensive distribution network which allows us to stay abreast of the latest trend and development of consumers’ taste

We have access to an extensive distribution network which allows us to connect with a broad range of consumers around the world and to stay abreast of the latest trend and development of consumers’ taste.

A strict and comprehensive quality control system to effectively control our product safety and quality

Food safety and quality control are of paramount importance to our reputation and business. To ensure food safety and quality, we have established a comprehensive set of standards and requirements covering each facet of our supply chain, ranging from procurement, logistics, warehousing to packaging.

A stable and exclusive procurement source of caviar

We take pride in our well-tested, reliable caviar supply chain management module, which helps ensure the palatability and freshness of our products when they reach our customers. We are among one of the few Hong Kong caviar suppliers being able to secure a long-term and exclusive supply of caviar raw products from sturgeon farm.

Our Strategies

Expand our global market presence

We strive to strengthen our global market presence in developed markets with a strong consumer base, such as Europe, the United States, Japan, Dubai, Australia and Southeast Asia.

Strengthen our sales and marketing activities

We plan to strengthen our sales and marketing activities and increase our market exposure and brand awareness by participating in food-expo and collaborating with luxurious restaurants, hotels and private clubs to host tasting events in different countries and regions.

Expand our procurement source and broaden our product portfolio

We are committed to sourcing top-quality caviar from the best sturgeon farms around the world. We currently plan to expand our procurement source and broaden our product portfolio by exploring potential co-operations with sturgeon farms located in Europe and/or the United States.

Corporate History and Structure

Top Wealth Group Holding Limited is a holding company with no operations of its own. We conduct our operations in Hong Kong primarily through, Top Wealth Group (International Limited), our Operating Subsidiary in Hong Kong. The ordinary shares offered in this prospectus are those of Top Wealth Group Holding Limited.

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus.

(1)	As of the date of the prospectus, there are 6 (six) shareholders of record that have shareholding less than 5%.

Top Wealth Group Holding Limited was incorporated as a limited liability company on February 1, 2023 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business. Under its memorandum of association, Top Wealth Group Holding Limited is authorized to issue 500,000,000 Ordinary Shares, par value US$0.0001 per share. The registered office of Top Wealth Group Holding Limited is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Top Wealth (BVI) Holding Limited was incorporated under the law of the British Virgin Islands as the intermediate holding company of Top Wealth Group (International) Limited, on January 18, 2023 as part of the reorganization. Top Wealth (BVI) Holding Limited is wholly-owned by Top Wealth Group Holding Limited.

Top Wealth Group (International) Limited was incorporated on September 22, 2009 under the laws of Hong Kong. Top Wealth Group (International) Limited is our operating entity and is indirectly wholly-owned by Top Wealth Group Holding Limited through Top Wealth (BVI) Holding Limited.

History of Shares

On February 1, 2023, the date of the incorporation of Top Wealth Group Holding Limited, 1 Ordinary Share was issued to Ogier Global Subscriber (Cayman) Limited. On March 1, 2023, the 1 Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to Winwin Development Group Limited and the Top Wealth Group Holding Limited further issued 99 Ordinary Shares to Winwin Development Group Limited on the same date.

On April 18, 2023, 650 Ordinary Shares were further issued to Winwin Development Group Limited, whereby Top Wealth Group Holding Limited was then solely owned by Winwin Development Group Limited as to 750 Ordinary Shares.

Furthermore, on the same date, April 18, 2023, Winwin Development Group Limited entered into Sale and Purchase Agreements with: Keen Sky Global Limited, State Wisdom Holdings Limited, Beyond Glory Worldwide Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively. Pursuant to the Sales and Purchase Agreements, Winwin Development Group Limited is to sell, and Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited, and Mercury Universal Investment Limited are to acquire, 6.40%, 6.53%, 6.53%, 3.33%, 2.53% equity interests in Top Wealth Group Holding Limited, at the consideration of HK$1,424,000 (approximately US$182,564), HK$1,453,000 (approximately US$186,282), HK$1,453,000 (approximately US$186,282), HK$742,000 (approximately US$95,128), and HK$565,000(approximately US$72,436), respectively. On the same date, Winwin Development Group Limited executed the instrument of transfers whereby Winwin Development Group Limited have transferred 48, 49, 49, 25, and 19 Ordinary Shares, out of its 750 Ordinary Shares, to Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively.

On October 12, 2023, in contemplation of Company’s initial public offering, Top Wealth Group Holding Limited further issued 26,999,250 Ordinary Shares in aggregate to its shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”), which has been treated as a share split. All references to the number of ordinary shares and per-share data in the accompanying consolidated financial statements have been retroactively adjusted to reflect such issuance of shares. After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. The following table sets forth the breakdown of the Pro Rata Share Issuance to each shareholder:

Shareholders	Number of Ordinary Shares Issued
Winwin Development Group Limited	20,159,440
Beyond Glory Worldwide Limited	1,727,952
Keen Sky Global Limited	1,763,951
State Wisdom Holdings Limited	1,763,951
Snow Bear Capital Limited	899,975
Mercury Universal Investment Limited	683,981

Subsequent to the Pro Rata Share Issuance, Top Wealth Group Holding Limited was 74.67% (representing 20,160,000 Ordinary Shares) owned by Winwin Development Group Limited, 6.40% (representing 1,728,000 Ordinary Shares) owned by Beyond Glory Worldwide Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by Keen Sky Global Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by State Wisdom Holdings Limited, 3.33% (representing 900,000 Ordinary Shares) owned by Snow Bear Capital Limited, and 2.53% (representing 684,000 Ordinary Shares) owned by Mercury Universal Investment Limited, respectively. The percentage of the ownership of equity interests held by the shareholders remained the same before and after the Pro Rata Share Issuance.

On October 16, 2023, State Wisdom Holdings Limited and Keen Sky Global Limited transferred 432,000 and 432,000 Ordinary Shares to Greet Harmony Global Limited at the consideration of HK$314,685 (approximately US$40,344) and HK$314,685 (approximately US$40,344), respectively. On the same day, Beyond Global Worldwide Limited transferred 540,000 Ordinary Shares to Mercury Universal Investment Limited at the consideration of HK$393,356 (approximately US$50,430).

On April 18, 2024, the Company closed its initial public offering of 2,000,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

As of the date of this prospectus, 29,000,000 Ordinary Shares were issued and outstanding.

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus:

Shareholders	Number of Ordinary Shares Owned	Percentage of Ordinary Shares Owned
Winwin Development Group Limited	20,160,000	69.52%
Beyond Glory Worldwide Limited	1,188,000	4.10%
Keen Sky Global Limited	1,332,000	4.59%
State Wisdom Holdings Limited	1,332,000	4.59%
Snow Bear Capital Limited	900,000	3.10%
Mercury Universal Investment Limited	1,224,000	4.22%
Greet Harmony Global Limited	864,000	2.98%

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

For TW Cayman to transfer cash to its subsidiaries, TW Cayman is permitted under the laws of the Cayman Islands and its memorandum and articles of association to provide funding to our subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. TW Cayman’s subsidiary, TW BVI, formed under the laws of the British Virgin Islands is permitted under the laws of the British Virgin Islands to provide funding to its Operating Subsidiary, TW HK, formed in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. For the subsidiaries to transfer cash to TW Cayman, according to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

TW Cayman has not made any dividends or distributions to U.S. investors as of the date of this prospectus. During the fiscal years ended December 31, 2023 and 2022, no dividends or distribution have been made to date by our subsidiaries.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash from TW Cayman to TW HK from TW HK to TW Cayman. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between TW Cayman and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to TW Cayman and U.S. investors and amounts owed.

For TW Cayman to make dividends to its shareholders, subject to the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our Memorandum and Articles of Association and in the Companies Act.

The Initial Public Offering

On April 18, 2024, the Company completed its initial public offering on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). In this offering, 2,000,000 Ordinary Shares were issued at a price of US$4.00 per share. The gross proceeds received from the initial public offering totaled US$8 million. The Initial Public Offering closed on April 18, 2024 and the Ordinary Shares began trading on April 16, 2024 on The Nasdaq Capital Market under the ticker symbol “TWG.”

Recent Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

As of the date of this prospectus, we and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the China Cybersecurity Review Technology and Certification Center (the “CCRC”) and the assessment conducted by the management, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for this offering or other future offerings conducted overseas, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or variable interest entities (“VIE”) structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this Prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this Prospectus; (v) as of the date of this Prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this Prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this Prospectus. Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies since our IPO. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our PRC counsel. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

We have no operations in Mainland China. Our operating subsidiary, TW HK, is located and operate in Hong Kong, a special administrative region of the PRC. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. Based on our understanding of the mainland China laws and regulations currently in effect as of the date of this prospectus, as TW HK is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Implications of Being An Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being An Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements Currently, we do not plan to rely on home country practice with respect to our corporate governance. However, to the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Implications of Being A Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from the Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. A controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Controlling Shareholder, WinWin Development Group Limited, will own a majority of our total issued and outstanding Ordinary Shares following this offering. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c). As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Impact of Russia’s Invasion of Ukraine and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Hong Kong and do not have business presence in Russia and Ukraine; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted significantly by Russia’s invasion of Ukraine, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine.

Corporate Information

Our principal executive offices are located at Units 714 & 715, 7F, Hong Kong Plaza, 188 Connaught Road West, Hong Kong. Our telephone number at this address is +852 36158567. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. We have maintained our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The information contained on our website is not a part of this this prospectus.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. For a detailed description of the risk factors we may face, see our Annual Report on Form 20-F for the year ended December 31, 2023 on file with the SEC, which is incorporated by reference into this prospectus and “Risk Factors” on page 16 of this prospectus. These risks include, but are not limited to, the following:

Risks Related to Doing Business in the Jurisdictions in which We Operate

●	All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. (See page 16)

●	We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. (See page 18)

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. (See page 21)

●	The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering. (See page 21)

●	There are political risks associated with conducting business in Hong Kong. (See page 22)

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. (See page 22)

●	If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission (the “CSRC”), the CAC, or other PRC governmental authorities in connection with the initial public offering (“IPO”) or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected. (See page 23)

●	Our Hong Kong Operating Subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares. (See page 25)

●	The Chinese government may intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Ordinary Shares. (See page 25)

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiary. (See page 26)

Risks Related to Our Corporate Structure

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands. (See page 44)

●	We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. (See page 46)

●	Our corporate actions will be substantially controlled by our controlling shareholder, Winwin Development Group Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. (See page 47)

●	Cayman Islands economic substance requirements may have an effect on our business and operations. (See page 46)

Risks Related to our Ordinary Shares

In addition to the risks described above, we are subject to general risks relating to our Ordinary Shares, including, but not limited to, the following:

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor. . The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. (See page 47)

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you. (See page 49)

●	Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (See page 51)

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. (See page 51)

●	As a public company, we are subject to the reporting requirements under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. As such, meeting these requirements may strain our resources and divert management’s attention. (See page 51)

●	If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. (See page 52)

●	Our Board of Directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances. (See page 52)

●	The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect their market price. (See page 52)

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our Board of Directors, you must rely on price appreciation of our Ordinary Shares for return on your investment. (See page 53)

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. (See page 53)

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards. (See page 55)

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies. (See page 56)

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” (See page 57)

Risks Related to our Business and Industry

●	We have a short operating history and are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry. Our limited operating history makes it difficult to evaluate our business and prospects. We may not be able to maintain our historical growth rates or gross profit margins, and our operating results may fluctuate significantly. If our results fall below market expectations, the trading price of our Ordinary Shares may be affected. (See page 26)

●	We solely and materially rely on Fujian Aoxuanlaisi Biotechnology Co., Ltd (“Fujian Aoxuanlaisi”), the exclusive distributor of a PRC sturgeon farm, as our sole supplier for the supply of caviar raw product. Such arrangement materially and adversely exposes us to unique risk. Our business is affected by the quality and quantity of the caviar that is harvested by the PRC sturgeon farm. Furthermore, any disruption in the supplier’s relationships, either between Fujian Aoxuanlaisi and the PRC sturgeon farm, or between Fujian Aoxuanlaisi and us, could have a material adverse effect on our business. Any disruption in the provision of caviar from Fujian Aoxuanlaisi or PRC sturgeon farm and our inability to identify alternative caviar supplier may materially and adversely affect our business operations and financial results. (See page 27)

●	Adverse weather conditions, natural disasters, disease, pests and other natural conditions, or shutdown, interruption, and damage to the PRC sturgeon farm, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for the operations of the PRC sturgeon farm, could result a loss of a material percentage of our caviar raw product supply and a material adverse effect on our operations, business results, reputation, and the value of our brands. Climate change may also have a long-term adverse impact on our business and operations. (See page 28)

●	We operate in a highly regulated industry. Our operations, revenue and profitability could be adversely affected if we fail to adhere to Hong Kong and international regulations to which we are subject to, or due to the changes in laws and regulations in the countries where we do business. We also are subject to the risks associated with sourcing and manufacturing products from, and conducting business operations outside of Hong Kong, which could adversely affect our business. Product contamination and the failure to maintain food safety and consistent quality could have a material and adverse effect on our brand, business and financial performance. (See page 34)

●	We rely on third-party distributors to place our products into the market and we may not be able to control our distributors. (See page 33)

●	Our business depends to a significant extent upon general economic conditions, consumer demand, preferences and discretionary spending patterns. Furthermore, our business depends significantly on the market recognition of our trademarks and brand names. Any damage to our trademarks, brand names or reputation, or any failure to effectively promote our brands, could materially and adversely impact our business and results of operations. (See page 35)

●	We currently rely on third-party supply chain management company to operate the food processing factory and provision of labor for product packaging. Any failure to adequately store, maintain and deliver our products could materially adversely affect our business, reputation, financial condition, and operating results. Failure by the supply chain service or transportation providers or distributors to deliver our raw materials to us or our products to customers on time or at all could result in lost sales. (See page 38)

●	We have limited insurance to cover our potential losses and claims. We are subject to risks relating to litigation and disputes, product liability claims, litigation, complaints or adverse publicity in relation to our products, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result. (See page 40)

●	Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business. Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations. (See page 42)

Implications of the Holding Foreign Companies Accountable Act (the “HFCAA”)

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report for the fiscal year ended December 31, 2023 and 2022, is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Onestop Assurance PAC, headquartered in Singapore, has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Onestop Assurance PAC to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PACOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange. See “Risk Factors — Risks Related to Our Ordinary Shares — The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.” We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholders	6,840,000 Ordinary Shares

Terms of the offering	The Selling Shareholders will determine when and how he will dispose of the Ordinary Shares registered under this prospectus for resale.

Ordinary Shares outstanding prior to the offering	29,000,000 Ordinary Shares

Ordinary Shares outstanding after the offering	29,000,000 Ordinary Shares

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TWG.”

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Risk factors	Any investment in the Ordinary Shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 16 of this prospectus.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks set forth in our Annual Report on Form 20-F for the year ended December 31, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

Risks Related to Doing Business in the Jurisdictions in which We Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The Operating Subsidiary, or TW HK does not have operation in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of the Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong Operating Subsidiary were to become subject to laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in the Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in the Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We have no operations in Mainland China. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong. The PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our Group or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to the outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may become subject to a variety of PRC laws and other obligations regarding the data security and the Draft Overseas Listing Regulations, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and could result in a material change in such operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — We may become subject to a variety of the PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas by Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 18.

We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where a company whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10million. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC counsel, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Hong Kong subsidiaries are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our Offering, as our Hong Kong Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States. Because: (i) our Hong Kong Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, we and our subsidiaries have not collected, stored, or managed any personal information in mainland China. Our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China. We and our Operating Subsidiary do not control more than one millions users’ personal information as of the date of this Prospectus. Therefore, we believe that the Measures is not applicable to us; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by our PRC counsel, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, as advised by our PRC counsel, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the Mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, as further advised by our PRC counsel, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PIPL becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our Operating Subsidiary will be able to comply with the PIPL. The Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject the Company to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the Trial Administrative Measures become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PIPL become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

Additionally, as we are based in Hong Kong without Mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws, and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The HK subsidiary was formed under and are governed by the laws of the HK, however, we may be subject to the uncertainties of PRC legal system. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in HK, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission (the “CSRC”), the CAC, or other PRC governmental authorities in connection with the initial public offering (“IPO”) or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

As of the date of this Prospectus, we and our Operating Subsidiary do not have any business operation or maintain any office or personnel in mainland China. We and our Operating Subsidiary have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the China Cybersecurity Review Technology and Certification Center (the “CCRC”) and the assessment conducted by the management, we believe that we and our Operating Subsidiary are not currently required to proactively apply to a cybersecurity review for our this offering or other future offerings conducted overseas, on the basis that (i) our Operating Subsidiary is incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operates in Hong Kong without any subsidiary or variable interest entities (“VIE”) structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this Prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our Operating Subsidiary do not control more than one millions users’ personal information as of the date of this Prospectus; (v) as of the date of this Prospectus, we and our Operating Subsidiary have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this Prospectus, neither of us or our Operating Subsidiary has been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this Prospectus. Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies since our initial public offering. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our PRC counsel. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Measures requires companies in mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Measures, the determination of the “indirect overseas offering and listing by companies in mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in mainland China; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (i) on or prior to the effective date of the Trial Measures, companies in mainland China that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges shall complete the filing before the completion of their overseas offering and listing; and (ii) companies in Mainland China which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges and are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or stock exchange, but have not completed the indirect overseas listing, shall complete the overseas offering and listing before September 30,2023, and failure to complete the overseas listing within such six-month period will subject such companies to the filing requirements with the CSRC.

Based on the assessment conducted by the management, we are not subject to the Trial Measures, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. As of the date of this Prospectus, there was no material change to these regulations and policies since our IPO. If our offering, including the IPO and future follow-on offerings, and listing were later deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Measures, we may need to complete the filing procedures for our offering, including the IPO, this Offering, and future follow-on offerings, and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval or complete such filing, and, even if we and our subsidiaries obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected.

Our Hong Kong Operating Subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

We are a holding company incorporated in the Cayman Islands with the majority of our operations in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong dollars. We rely in part on dividends from our Hong Kong Operating Subsidiary for our cash and financing requirements, such as the funds necessary to service any debt we may incur.

There is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollars into foreign currencies and the transfer of currencies out of Hong Kong and the foreign currency regulations of mainland China do not currently have any material impact on the transfer of cash between us and our Hong Kong Operating Subsidiary. However, there is a possibility that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong Operating Subsidiary in the future and the PRC government may prevent our cash maintained in Hong Kong from leaving or restrict the deployment of the cash into our business or for the payment of dividends in the future. Any such controls or restrictions, if imposed in the future and to the extent cash is generated in our Hong Kong Operating Subsidiary and to the extent assets (other than cash) in our business are located in Hong Kong or held by a Hong Kong entity and may need to be used to fund operations outside of Hong Kong, may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

The Chinese government may intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Ordinary Shares.

We rely on one PRC-based sturgeon farm for our supply of caviar, with which we entered into supplier agreement through its exclusive overseas agent. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which our PRC-based supplier and its exclusive overseas agent is subject to may change rapidly and with little advance notice. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our supplier or its exclusive overseas agent’s current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our supplier’s development;

●	result in negative publicity or increase our supplier’s operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our supplier’s business, including fines assessed for our supplier’s current or historical operations, or demands or orders that our supplier modifies or even ceases their business practices.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time.

The Chinese government may intervene or influence our PRC-based supplier’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based companies, which may result in a material change in our PRC-based operations. Any legal or regulatory changes that restrict or otherwise unfavorably impact our PRC-based supplier’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our supplier’s and our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted.

On March 19, 2024, the Legislative Council of Hong Kong passed the Safeguarding National Security bill. The Safeguarding National Security Ordinance (effective on March 23, 2024) was enacted according to the Article 23 of the Basic Law of the Hong Kong Special Administrative Region which stipulates that Hong Kong shall enact laws on its own to prohibit any act of treason, secession, sedition, subversion against the central people’s government, or theft of state secrets. The Safeguarding National Security Ordinance mainly covers five types of offences: treason, insurrection, offences in connection with state secrets and espionage, sabotage endangering national security and related activities, and external interference and organizations engaging in activities endangering national security. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA and the Safeguarding National Security Ordinance on Hong Kong and companies located in Hong Kong. If our Hong Kong Operating Subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA or the Safeguarding National Security Ordinance, by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Risks Related to our Business and Industry

We have a short operating history and are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry. Our limited operating history makes it difficult to evaluate our business and prospects.

We established our caviar business in Hong Kong in August 2021 and have subsequently experienced rapid growth. We expect we will continue to expand as global market presence, broaden our product portfolio, enlarge our customer bases and explore new market opportunities. However, due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand and further develop our relationships with customers;

●	our ability to introduce and manage new caviar products in response to changes in customer demographics and consumer tastes and preferences;

●	the continued growth and development of the caviar industry;

●	our ability to maintain the quality of our caviar products;

●	our ability to effectively manage our growth;

●	our ability to compete effectively with our competitors in the caviar industry; and

●	our ability to attract and retain qualified and skilled employees.

You should consider our business and prospects in light of the risks and uncertainties we face as a fast growing company operating in a rapidly developing and evolving market. We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business and prospects and future performance.

We solely and materially rely on Fujian Aoxuanlaisi Biotechnology Co., Ltd (“Fujian Aoxuanlaisi”), the exclusive distributor of a PRC sturgeon farm, as our sole supplier for the supply of caviar raw product. Such arrangement materially and adversely exposes us to unique risk. Any disruption in the supplier’s relationships, either between Fujian Aoxuanlaisi and the PRC sturgeon farm, or between Fujian Aoxuanlaisi and us, could have a material adverse effect on our business. Any disruption in the provision of caviar from Fujian Aoxuanlaisi or PRC sturgeon farm and our inability to identify alternative caviar supplier may materially and adversely affect our business operations and financial results.

We solely and materially rely on Fujian Aoxuanlaisi, the agent and sole distributor of a PRC sturgeon farm, as our supplier for caviar raw product. For years ended December 31, 2023 and 2022, our procurement from the PRC sturgeon farm, through Fujian Aoxuanlaisi, amounted to approximately US$6.2 million and US$5.3 million, respectively, representing approximately 64.3% and 90% of our total purchases for the corresponding year. Before April 2022, we obtain all of the caviar raw product supply from Fujian Aoxuanlaisi on an as-demand per order basis, without any long-term agreement. In April 2022, our Operating Subsidiary, Top Wealth Group (International) Limited, has entered into the Caviar Sales Agreement with Fujian Aoxuanlaisi, the agent and the sole distributor of Fujian Longhuang Biotech Co., Limited (“Fujian Longhuang”), a PRC sturgeon farm. Pursuant to the Caviar Sales Agreement between Fujian Aoxuanlaisi and Top Wealth Group (International) Limited, by way of Power of Attorney, Fujian Aoxuanlaisi appointed Top Wealth Group (International) Limited, our Operating Subsidiary, as its exclusive distributor in Hong Kong and Macau for conducting overseas distribution and granted us the rights to procure caviar directly from it for a term of 10 years, from 30 April 2022 to 30 April 2032.

Such arrangement materially and adversely exposes us to unique risk. Our business relies solely and heavily on a stable and adequate supply of caviar from the Fujian Aoxuanlaisi, which ultimately depends on the stable and adequate supply of caviar from Fujian Longhuang, the PRC sturgeon farm, to Fujian Aoxuanlaisi, the PRC sturgeon farm’s distributor. If our business relationships with Fujian Aoxuanlaisi is interrupted or terminated, or if for any reason Fujian Aoxuanlaisi became unable or unwilling to continue to provide raw product caviar to us, these would likely lead to a material interruption of our operation or suspension in our ability to obtain caviar supply or fulfilling customer order, until we found another supplier that could supply our product. Furthermore, if the business relationships between Fujian Aoxuanlaisi and Fujian Longhuang are interrupted or terminated, it would also likely lead to a material interruption of our operation or suspension of our ability to obtain caviar supply or fulfilling customer order. Although Fujian Aoxuanlaisi and Fujian Longhuang maintain a long-term exclusive sales agreement for 15 years, from December 2020 to December 2035, whether their relationship may be interrupted or terminated is beyond our control. There are no also assurances that our Caviar Sales Agreement with Fujian Aoxuanlaisi renewed on commercially favorable terms upon its expiration.

Any disruption in our supplier relationships, either between Fujian Aoxuanlaisi and Fujian Longhuang, or between Fujian Aoxuanlaisi and us, could have a material adverse effect on our business. Events that adversely affect our suppliers could impair our ability to obtain caviar inventory in the quantities that we desire. Such events include problems with our suppliers’ businesses, finances, labor relations, ability to obtain caviar, costs, production, quality control, insurance and reputation, as well as natural disasters, pandemics, or other catastrophic occurrences. A failure by any current or future supplier to comply with food safety, environmental or other laws and regulations, meet required timelines, and hire and retain qualified employees may disrupt our supply of products.

In the event of any early termination or non-renewal of the Caviar Sales Agreement with Fujian Aoxuanlaisi or any early termination or non-renewal of long-term exclusive sales agreement between Fujian Aoxuanlaisi and Fujian Longhuang, or in the event of any disruption, delay or inability on the part of with Fujian Aoxuanlaisi in making sufficient and quality supply to us, we cannot assure you that we would be able to identify alternative suppliers on commercially acceptable terms which may thereby result in material and adverse effects on our business, financial conditions and operating results. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our brand image, financial conditions, and the result of operations. Further, should there be any changes in the commercial terms of the Caviar Sales Agreement, especially to the effect that we could no longer act as the exclusive distributor of Fujian Aoxuanlaisi in Hong Kong and Macau, we may face an increase in competition, and we may not be able to continue to procure caviar from the PRC sturgeon farm on commercially acceptable terms.

If Fujian Aoxuanlaisi fails to deliver the caviar raw product we need on the terms we have agreed, we may be challenged to secure alternative sources at commercially acceptable prices or on other satisfactory terms, in a timely manner. Any extended delays in securing an alternative source could result in production delays and late shipments of our products to distributors and end-customers, which could materially and adversely affect our customer relationships, profitability, results of operations, and financial condition. If we experience significant increased demand for our products, there can be no assurance that additional supplies of caviar raw product will be available for us when required on acceptable terms, or at all, or that Fujian Aoxuanlaisi or any supplier would allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our strict quality standards. Even if our existing supplier is able to meet our needs or we are able to find new sources of caviar supply, we may encounter delays in production, inconsistencies in quality, and added costs. We are not likely to be able to pass increased costs to the customer immediately, if at all, which may decrease or eliminate our profitability in any period. Any delays or interruption in or increased costs of our supply of caviar could have a material and adverse effect on our ability to meet consumer demand for our products and result in lower net sales and profitability both in the short and long term.

Adverse weather conditions, natural disasters, disease, pests and other natural conditions, or shutdown, interruption, and damage to the PRC sturgeon farm, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for the operations of the PRC sturgeon farm, could result a loss of a material percentage of our caviar raw product supply and a material adverse effect on our operations, business results, reputation, and the value of our brands.

Our ability to ensure a continuing supply of caviar raw product from our suppliers depends on many factors beyond our control. An interruption in the power, fuel, oxygen supply, water quality systems, or other critical infrastructure of an aquaculture facility for more than a short period of time could lead to the loss of a large number of sturgeon, hence the caviar supply. A shutdown of or damage to PRC sturgeon farm due to natural disaster, reduction in water supply, deterioration of water quality, contamination of aquifers, interruption in services, or human interference could result in a loss of supply of caviar for production. Sturgeon farming of the PRC sturgeon farm is vulnerable to adverse weather conditions, including severe rains, drought and temperature extremes, typhoon, floods and windstorms, which are quite common but difficult to predict. Sturgeon farms are vulnerable to disease and pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both sturgeon populations of our supplier and the quality of the sturgeon, and, in extreme cases, entire harvests may be lost. Additionally, adverse weather or natural disasters, including earthquakes, winter storms, droughts, or fires, could impact the manufacturing and business facilities of our supplier, which could result in significant costs and meaningfully reduce our capacity to fulfill orders and maintain normal business operations. These factors may result in lower sales volume and increased costs due increased costs of products. Incremental costs, including transportation, may also be incurred if we need to find alternate short-term supplies of products from alternative areas. These factors can increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, results of operations and financial condition.

Climate change may have a long-term adverse impact on our business and operations.

Climate change may have an adverse impact on global temperatures, weather patterns, and the frequency and severity of extreme weather and natural disasters. In the event that climate change may a negative effect on sturgeon or caviar productivity of our supplier, we may be subject to decreased availability or less favorable pricing for caviar raw product or other commodities that are necessary for our products. Extreme weather conditions may adversely impact the sturgeon farm or facilities of our supplier, lead to the disruption of distribution networks or the availability and cost of key raw materials used by us in production, or the demand for our products. As a result of climate change, our caviar suppliers or their suppliers are highly rely on the availability and quality of water, and could be materially and adversely impacted by to decreased availability of water, deteriorated quality of water or less favorable pricing for water, which could adversely impact their production and thus our operations and sales, profitability, results of operations and financial condition.

Our business is affected by the quality and quantity of the caviar that is harvested by the PRC sturgeon farm.

Our ability to successfully sell our product and the price therefor, is highly dependent on the quality of the caviar supplied by the PRC sturgeon farm operated by Fujian Longhuang. A number of factors can negatively affect the quality of the caviar sold, including the quality of the broodstock, water conditions in the farm, the food and additives consumed by the fish, population levels in the farm, and the amount of time that it takes to bring a sturgeon to harvest, including transportation and processing, all of which are beyond our control. Optimal growing conditions cannot always be assured. Furthermore, if our caviar product supplied by the PRC sturgeon farm is perceived by the market to be of lower quality than other available sources, we may experience reduced demand for our product and may not be able to sell our products at the prices that we expect or at all. As we continue to expand our operations and to establish relationship with new sturgeon farms, we potentially may face additional challenges with maintaining the quality of our products. We cannot guarantee that we will not face quality issues in the future, any of which could cause damage to our reputation, and a loss of consumer confidence in our products, which could have a material adverse effect on our business results and the value of our brands.

Caviar as the luxury food items, any real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving us (such as incidents involving our competitors), could cause negative publicity and reduced confidence in our company, brand or products, which could in turn harm our reputation and sales, and could materially adversely affect our business, financial condition and results of operations. Although we believe we have a rigorous quality control process, there can be no assurance that our products will always comply with the standards set for our products.

Additionally, we have no control over our products once purchased by consumers. Accordingly, consumers may store our products improperly or for long periods of time, which may adversely affect the quality and safety of our products. While we have procedures in place to handle consumer questions and complaints, there can be no assurance that our responses will be satisfactory to consumers, which could harm our reputation. If consumers do not perceive our products to be safe or of high quality as a result of such actions outside our control or if they believe that we did not respond to a complaint in a satisfactory manner, then the value of our brand would be diminished, and our reputation, business, financial condition and results of operations would be adversely affected. Any loss of confidence on the part of consumers in our products or in the safety and quality of our products would be difficult and costly to overcome. Any such adverse effect c may significantly reduce our brand value. Issues regarding the safety of any of our products, regardless of the cause, may adversely affect our business, financial condition and results of operations.

We operate in a highly regulated industry.

Wild sturgeon is one the most critically endangered species worldwide. Since 1998, international trade in all species of sturgeons has been regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora (“CITES”) owing to concerns over the impact of unsustainable harvesting of and illegal trade in sturgeon populations in the wild. The CITES listing of all species of sturgeon means that caviar, the unfertilized sturgeon roe, from wild-caught sturgeon can no longer be traded, but caviar from captive bred sturgeon is exempt.

As a supplier of captive bred caviar, which is not only a food product intended for human consumption, but also a product that is regulated worldwide under the CITES, we are therefore subject to extensive governmental regulation. We must comply with various laws and regulations in Hong Kong as well as laws and regulations administered by government entities and agencies outside Hong Kong. Both the PRC and Hong Kong are parties to CITES. Pursuant to the Protection of Endangered Species of Animals and Plants Ordinance (Chapter 586 of the Laws of Hong Kong) (the “PESO”), the importation, introduction from the sea, exportation, re-exportation and possession or control of specified endangered species of animals and plants, along with parts and derivatives of those species, are regulated under the PESO. Schedule 1 to the PESO sets out a list of species and categorizes them into different appendices which are regulated with varying degrees of control under the PESO. Sturgeons are included as regulated species under the PESO. For further details on the regulations applicable to us and our business, please refer to the section titled “Regulations”.

With respect to our importation of caviar from the PRC sturgeon farm into Hong Kong, the PRC sturgeon farm is responsible for applying for and obtaining CITES permit from the relevant regulatory authority in the PRC; whereas the supply chain management company is responsible for applying for and obtaining import license from the Director of Agriculture, Fisheries and Conservation Department of Hong Kong on our behalf. The CITES permit needs to be submitted to the customs of HK before the caviar is accepted to HK territories. As of the date of this prospectus, the PRC sturgeon farm, through its sole appointed distributor for overseas market, possesses the requisite import and export qualification and permit in the PRC. We have obtained all required CITES permits as well as the export and re-export license in respect of each batch of caviar exported to Hong Kong. With respect to our exportation of caviar from Hong Kong to foreign countries, we have engaged the supply chain management company to apply for and obtain re-export license from the Director of Agriculture, Fisheries and Conservation Department of Hong Kong on our behalf.

In the event that the PRC sturgeon farm or we were found to be in violation of the relevant laws and regulations in respect of CITES, and such violations materially impacted the ability of the PRC sturgeon farm or us to continue to export caviar, our business operation will be significantly disturbed, and our business, financial conditions, results of operations and prospects could be materially and adversely affected.

We confirm that all the required CITES permits and export and re-export licenses required for our business operation have been received. To ensure third party compliance with the applicable permitting and licensing requirements, we have employed the following control measures:

●	We require the PRC sturgeon farm or its agent to provide the requisite import and export qualification and permit in the PRC for our confirmation each year;

●	We examine the required CITES permit in respect of each batch of caviar exported by the PRC sturgeon farm or its agent passed through its distributor to us. If we discover that the distributor has failed to obtain the required CITES permit, we reject the respective batch of caviar exported to us; and

●	We examine the re-export license obtained by the supply chain management company on our behalf and ensure the supply chain management company obtain all the required licenses.

In the event that that the PRC sturgeon farm fails to obtain the required CITES permits, the shipment may experience delay in clearance, seized by authorities or returned. In the event that the supply chain management company fails to obtain the required re-export license on our behalf, we may face prosecution, fine and forfeiture of our products. In such events our business, financial conditions, our results of operations and prospects could be materially and adversely affected by the disruption of supply and the failure to export. Furthermore, the relevant laws, regulations and rules are subject to modification and change. We cannot predict the impact that any such change would have on the caviar industry generally or on our business in particular. Any legislative or regulatory change that imposes further restriction on, among other things, the production, processing, import or export of caviar, could disrupt our supply of caviar or increase our compliance costs, which could materially and adversely affect our business, financial condition, results of operations and prospects.

In addition to PESO and CITES, as a food supplier, we are also subject to law and regulations regarding product manufacturing, food safety, required testing, and appropriate labeling and marketing of our products in Hong Kong or overseas. It is possible that such laws and regulations the governing bodies or the interpretation thereof may change over time. As such, there is a risk that our products could become non-compliant with the relevant governing bodies laws or regulations and any such non-compliance could harm our business. The failure to comply with applicable regulatory requirements could result in, among other things, administrative, civil, or criminal penalties or fines, mandatory or voluntary product recalls, warning, cease orders against operations, closure of facilities or operations, the loss, revocation, or modification of any existing licenses, permits, registrations, or approvals or the failure to obtain additional licenses, permits, registrations, or approvals in new jurisdictions where we intend to do business, any of which could negatively affect our business, reputation, financial condition, and results of operations.

We are subject to the risks associated with sourcing and manufacturing products from, and selling our product outside of Hong Kong, which could adversely affect our business.

Our direct purchases from non-Hong Kong suppliers represented substantially all of our raw material purchases in the fiscal years 2023 and 2022, and we expect we will continue to do so. Furthermore, although substantially all of our distributors are in Hong Kong, from our understanding, significant portion of our product are sold overseas by our distributors. We may also in the future enter into agreements with distributors in foreign countries to sell our products. All of these activities are subject to the uncertainties associated with international sales and distribution, including:

●	difficulties with foreign and geographically dispersed operations;

●	having to comply with various Hong Kong and international laws;

●	changes and uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import necessary materials;

●	limitations on our ability to enter into cost-effective arrangements with distributors overseas, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale, or export in foreign countries, including due to COVID-19 or other epidemics, pandemics, outbreaks and quarantines;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	economic, political, environmental, health-related or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations;

●	difficulties in enforcing contracts and legal decisions; and

●	less developed infrastructure.

We expect each market to have particular regulatory and funding hurdles to overcome, and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be adversely affected.

Our operations, revenue and profitability could be adversely affected if we fail to adhere to Hong Kong and international regulations to which we are subject to, or due to the changes in laws and regulations in the countries where we do business.

We source the caviar from the sturgeon farm in the PRC. Furthermore, we substantially rely on the third-party distributors to place and export our products into the overseas market from Hong Kong. Therefore, we along with our suppliers and distributors may be subject to a variety of Hong Kong and foreign laws and government regulations applicable to food products and caviar trade, including numerous licensing requirements, trade and pricing practices, tax, environmental matters, food safety and other laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising, selling, displaying, transporting, distributing and usage of our products in in Hong Kong and outside the Hong Kong in markets in which we source caviar or which our products may be stored, distributed, marketed, transported or sold.

The governments of countries into which we source raw product or our distributors sell our caviar products, from time to time, may consider regulatory proposals relating to raw materials, tax, food safety and quality, markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products, which, in turn, could affect our profitability. Furthermore, we are not able to control or monitor the markets or jurisdictions where our distributors place or sell our products, and we do not have any agreements or understandings with our distributors regarding the distribution of our product in the foreign market. Therefore, there are significant uncertainty as to the foreign laws and regulations in markets or jurisdictions where we, or our product, may be subject to. The compliance with these highly uncertain, new, evolving, or revised tax, environmental, food quality and safety, labeling or other laws or regulations, or new, evolving, or changed interpretations or enforcement of existing laws or regulations, may have a material adverse effect on our business, financial condition or operating results.

Changes in legal or regulatory requirements, such as new food safety requirements and revised labeling regulations, or evolving interpretations, of existing legal or regulatory requirements, may result in increased compliance costs, capital expenditures, and other financial obligations that could adversely affect our business or financial results. If we are found in violation of the applicable laws and regulations in markets where our distributors sell our product, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Even if regulatory agency review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm our business or reputation. Further, modifications to international trade policy, including the imposition of increased or new tariffs, quotas, or trade barriers, could have a negative impact on us or the industries we serve, including as a result of related uncertainty, and could materially and adversely impact our business, financial condition, operating results, and cash flows.

In addition, our international sales could be adversely affected by violations of the anti-money laundering and trade sanction laws and similar anti-corruption and international trade laws. Misconducts, including illegal, fraudulent or collusive activities, by our distributors, suppliers, business partners, or our agent may harm our brand and reputation and adversely affect our business and results of operations. It is not always possible to identify and deter such misconduct, and the precautions we take to detect and prevent these activities may not be effective. Violations of laws or allegations of such violations, regardless in Hong Kong or in foreign countries where our suppliers are located or our distributors operate, could materially and adversely affect our reputation, disrupt our business and result in a material adverse effect on our results of operations, cash flows, and financial condition. Our growth strategy depends in part on our ability to expand our operations globally. Competition in various markets is increasing as our competitors grow their global operations and low-cost local manufacturers expand and improve their production capacities. However, certain markets may have greater political, economic, and currency volatility and greater vulnerability to infrastructure and labor disruptions than more established markets. If we cannot successfully manage associated political, economic, and regulatory risks, our product sales, financial condition, and results of operations could be materially and adversely affected.

There is no assurance that our customers will continue to place purchase orders with us.

All of our customers place purchase orders with us on an as-needed basis. We normally enter into distributorship agreement with our F&B related distributor customers for a term of one year. During the contract term, our F&B related distributor customers are entitled to place purchase orders with us for each of our products at the unit price, which is typically agreed at a fixed price per kilogram, set forth in the distributorship agreement. There is no assurance that our F&B related distributor customers will renew the framework sales agreement with us with similar terms and conditions.

Further, all of our customers place purchase orders with us on an as-needed basis. There is no assurance that our major customers will continue to place purchase orders with us in the future. In the event that any of our major customers ceases to place purchase orders with us, reduces the amount of their purchase orders with us, or requests for more favorable terms and conditions, our business, results of operations, financial conditions and future prospects may be adversely affected.

Our four and three largest customers accounted for a significant portion of our total revenue for the year ended December 31, 2023 and 2022, respectively.

We derive a substantial portion of our revenue from a limited number of major customers, all of which are our distributors. For the year ended December 31, 2022, there were four customers each generated over 10% of our total revenue for the year, and they in aggregate accounted for approximately 82.6% of our total revenue for the year. One of these four customers is our related party and all of our transactions with such related party have been ceased after December 31, 2022. Our top five customers are Sunfun (China) Limited, accounting for 37.4% of our sales volume, Channel Power Limited, accounting for 17.7% of sales volume, Beauty and Health International Company Limited, accounting for 15% of sales volume, Beauty and Health International E-Commerce Limited, accounting for 12.5% of our sales volume, and Mother Nature Health (HK) Limited, accounting for 9.4% of our sales volume. For the year ended December 31, 2023, there were three customers each generating over 10% of our total revenue for the period, and they in aggregate accounted for approximately 75.5% of our sales volume. Our top three customers for the year ended December 31, 2023 are, Mother Nature Health (HK) Limited, accounting for 34.5% of our sales volume in the period, Sunfun (China) Limited, accounting for 25.0% of our sales volume, A One Marketing Limited accounting for 16.5% of our sales volume.

There is no assurance that any of our major customers will continue to place purchase orders with us in the future. These distributors or any other large customers in the future, may take actions that affect us for reasons it cannot anticipate or control, such as their financial condition, changes in their business strategy or operations, the perceived quality of our products and the availability of competing products. There can be no assurance our customers will continue to purchase its products in the same quantities or on the same terms as in the past. Our major customers rarely provide us with firm, long-or short-term volume purchase commitments. As a result, our customers could significantly decrease or cease their business with us with limited or no notice, and we could have periods with limited orders for our products while still incurring costs related to workforce maintenance, marketing general corporate expenses and other overheads. We may not find new customers to supplement its revenue in periods when it experiences reduced purchase orders, or recover fixed costs incurred during those periods, which could materially and adversely affect our business, financial condition and results of operations. In the event that any of these major customers ceases to place purchase orders with us or reduces the amount of their purchase orders with us, our business, results of operations, financial condition and future prospects may be adversely affected.

Any inability to resolve a significant dispute with any of our key customers, a change in the business condition (financial or otherwise) of any of our key customers, even if unrelated to us, or the loss of or a reduction in sales or anticipated sales to one or more of our most significant distributors may negatively affect us. These major customers may seek to leverage their positions to improve their profitability by demanding improved efficiency, lower pricing, more favorable terms, increased promotional spend, or specifically tailored product or promotional offerings, which may have a material adverse effect on our business, results of operations, and financial condition. A reduction in sales to one or more major customers could have a material adverse effect on our business, financial condition, and results of operations.

We rely on third-party distributors to place our products into the market and we may not be able to control our distributors.

Our customers primarily and substantially consist of the distributors in food and beverage industry, where their end customers are luxurious hotels and restaurants. As we substantially sell and distribute our products through distributors, any one of the following events could result in fluctuation or decline in our revenue and could result in material adverse impact on our financial conditions and results of operations:

●	reduction, delay or cancelation of orders from one or more of our distributors;

●	failure to renew distributorship agreements and maintain relationships with our existing distributors;

●	failure to establish relationships with new distributors on favorable terms; and

●	inability to timely identify additional or replacement distributors upon the loss of one or more of our distributors.

We may not be able to successfully manage our distributors. If the sales volume of our caviar products to consumers are not maintained at a satisfactory level, our distributors may not place or lower their purchase orders placed with us. For international markets, we depend exclusively on third-parties distributor to reach the end-customers. Our success in these markets depends almost entirely upon the efforts of our distributors and logistics and fulfillment partners, over whom we have little or no control. If a distributor or logistics or fulfillment partner, fails to fulfill its contracted services, for any reason, we could lose sales and our ability to compete in that market may be adversely affected. The occurrence of any of these factors could result in a significant decrease in the sales volume of our products and therefore adversely affect our financial conditions and results of operations.

Product contamination and the failure to maintain food safety and consistent quality could have a material and adverse effect on our brand, business and financial performance.

Food safety and quality control are of paramount importance to our reputation and business, and we face an inherent risk of food contamination and liability claims. To ensure food safety and quality, we have established a comprehensive set of standards and requirements covering each facet of our supply chain, ranging from procurement, logistics, warehousing to packaging as detailed in the section titled “Business — Quality Control.” However, due to the rapid growth in scale of our operations, there is no assurance that our quality control systems will prove to be effective at all times, or that we can identify any defects in our quality control systems in a timely manner. The sale of products for human use and consumption involves the risk of injury or illness to the end-consumers. Such injuries may result from inadvertent mislabeling, tampering by unauthorized third parties, product contamination or spoilage, the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. Any food contamination that we fail to detect or prevent could adversely affect the quality of our caviar products, which could lead to liability claims, and the imposition of penalties or fines by relevant authorities.

Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, our distributor or our other customers, depending on the circumstances, to recall or withdraw products, suspend production of our products, or cease operations. in accordance with the laws and regulations in the jurisdictions in which we operate our business or distribute our products. Food recalls could result in significant losses due to their associated costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers and maintain our current customer base due to negative consumer experiences or because of an adverse impact on our brand and reputation. In addition, as a caviar supplier, our product may be subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Food business operators like us, or our distributors, must at all stages of production, sales and distribution within the businesses under their control ensure that foods satisfy the requirements of food related laws and regulations, in particular as to food safety. If we or our distributors do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and results of operations.

Even if a situation does not necessitate a recall or market withdrawal, product liability claims might be asserted against us. While we are subject to governmental inspection and regulations and believe our facilities and those of our suppliers, supply-chain management company, logistic service providers, and the distributors will comply in all material respects with all applicable laws and regulations, there can be no assurance that our caviar supplier, logistic service provider, and distributors will always be able to adopt appropriate quality control systems and meet our quality control requirements in respect of the products or services they provide. Any failure of our caviar supplier, logistic service provider, or distributor to provide satisfactory products or services could harm our reputation and adversely impact our operations. If the consumption of any of our products causes, or is alleged to have caused, a health-related illness or death to a consumer, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could cause consumers to lose confidence in the safety and quality of our products.

Furthermore, we currently do not maintain any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful product liability claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments.

Our business depends to a significant extent upon general economic conditions, consumer demand, preferences and discretionary spending patterns.

Our success is, and will continue to be, dependent on our ability to select, source and sell quality caviar products. However, there is no assurance that we will always succeed in selecting and sourcing quality caviar supplies that cater to the preferences and needs of consumers or achieve anticipated sales at competitive prices.

As our caviar products are served at places such as menu-driven high-end restaurants, fine dining establishments, private clubs, hotels, caterers and specialty food stores, our business is significant exposed to the volatility of the general economic conditions and reductions in disposable income levels and discretionary consumer spending. Consumers’ willingness to purchase our caviar products may fluctuate as a result of changes in national, regional or global economic conditions, disposable income, discretionary spending, lifestyle choices, public perception of caviar, publicity of our caviar products or our competitors. Future economic conditions such as employment levels, business conditions, housing, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. The demand for our caviar products may be adversely affected from time to time by economic downturns.

If the weak economy continues for a prolonged period of time or worsens, the consumers may choose to spend discretionary money less frequently which could result in a decline in consumers’ purchases of luxury food items, particularly in more expensive restaurants or more expensive food items, and, consequently, the businesses of our target customers by, among other things, reducing the frequency with which our customers’ customers choose to order luxury food items or the amount they spend on meals while dining out. If our customers’ sales decrease, our profitability could decline. Moreover, if the negative economic conditions persist for an extended period of time, consumers might ultimately make long-lasting changes to their discretionary spending behavior, including dining out less frequently on a permanent basis. Accordingly, adverse changes to consumer preferences or consumer discretionary spending, each of which could be affected by many different factors which are out of our control, could harm our business, financial condition or results of operations. Our continued success will depend in part upon our ability to anticipate, identify and respond to changing economic and other conditions and the impact that they may have on discretionary consumer spending. If we fail to successfully adapt our business strategy, brand image and product portfolio to changes in market trends or shifts in consumer preferences and spending patterns, our business, financial conditions and results of operations may be materially and adversely affected.

Failure to compete effectively may adversely affect our market share and profitability.

The industry we operate in is competitive with respect to, among other things, brand recognition, consistent quality, services and prices. Our competitors include a variety of regional, national and international caviar suppliers. Furthermore, new competitors may emerge from time to time, which may further intensify the competition. Increased competition may reduce our margins and market share and impact brand recognition, or result in significant losses. When we set prices, we have to consider how competitors have set prices for the same or similar products. When they cut prices or offer additional benefits to compete with us, we may have to lower our own prices or offer additional benefits or risk losing market share, either of which could harm our financial conditions and results of operations.

Some of our current or future competitors may have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases, more comprehensive distribution network, better access to consumers, higher penetration in certain regions or greater financial, technical or marketing resources than we do. In addition, some of our competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to secure more caviar supplies or to their digitalized supply chain management system. We cannot assure you that we will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on our business, financial conditions and results of operations.

Our ability to effectively compete will depend on various factors, including expansion of our global market presence, enhancement of our sales and marketing activities, expansion of product portfolio and customer base. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial conditions and results of operations.

Our business depends significantly on the market recognition of our trademarks and brand names. Any damage to our trademarks, brand names or reputation, or any failure to effectively promote our brands, could materially and adversely impact our business and results of operations.

We believe that the market recognition of our trademarks and brand names among our customers have contributed significantly to the growth and success of our business. Therefore, maintaining and enhancing the recognition and image of our brands is critical to our ability to differentiate our caviar products and to compete effectively. Nevertheless, whether we are able to maintain and enhance the recognition and image of our brands is subject to our ability in:

●	maintaining the popularity, attractiveness, diversity and quality of our caviar products;

●	maintaining or improving customers’ satisfaction with the quality of our caviar products;

●	offering and maintaining a wide selection of high-quality caviar products;

●	increasing brand awareness through marketing and brand promotion activities; and

●	preserving our reputation and goodwill in the event of any negative publicity, internet and data security, product quality, price authenticity, or other issues affecting us or the caviar industry.

In the event consumers perceive or experience a reduction in the quality of our products or service, or consider in any way that we fail to deliver quality products consistently, our brand value could suffer, which could have a material and adverse effect on our business.

Furthermore, our established brand recognition may attract imitators who intentionally use highly similar trademarks, trade names and/or logos with ours to mislead potential consumers, which may significantly harm our reputation and brand image, thereby causing a decline in our financial performance, reduction in our market share, as well as an increase in the amount of resources for our anti-counterfeiting efforts. We cannot assure you that our measures will provide effective prevention and any infringement act could adversely affect our reputation, results of operations and financial condition.

We may not be able to adequately protect our intellectual properties, or we may be subject to intellectual property infringement claims or other allegations by third parties, either of which could adversely affect our business and operations.

We rely on a combination of trademarks, copyrights, trade secrets and other intellectual property laws to protect our trademarks, copyrights, trade secrets and other intellectual property rights. As at the date of this prospectus, we have registered trademarks in Hong Kong, Macau and the PRC, respectively.

We cannot ensure that third parties will not infringe our intellectual property rights. We may, from time to time, have to initiate litigation, arbitration or other legal proceedings to protect our intellectual property rights. Regardless of the judgment, such process would be lengthy and costly as well as divert management’s time and attention, thereby resulting in material and adverse impacts on our business, financial conditions and results of operations.

Conversely, there is also a risk that third parties may bring a claim against us for infringing their intellectual property rights, thereby requiring us to defend or settle any related intellectual property infringement allegations or disputes. Defending against such claims could be costly, and if we are unsuccessful in defending such claims, we may be prohibited from continuing to use such proprietary information in the future, or may be compelled to pay damages, royalties or other expenses for the use of such proprietary information. Any of the above could negatively affect our sales, profitability, business operations and prospects.

Failure by our supply chain service or transportation providers or distributors to deliver our raw materials to us or our products to customers on time or at all could result in lost sales.

Historically and as of the date of prospectus, we have engaged Sunfun (China) Limited (“Sunfun China”), a supply chain management company in Hong Kong as the principal transportation provider for the delivery of finished products to our distributors and the shipment of caviar to our food processing factory through cold-chain. Our utilization of the third-party supply chain and transportation services is subject to risks, including the effects of health epidemics or pandemics or other contagious outbreaks, such as the COVID-19 pandemic, any shortage of drivers and workers, increases in fuel prices, which would increase our shipping costs, employee strikes, labor shortages, failure to meet customer standards, and severe weather conditions and natural disasters such as fires, floods, typhoon, storms, or earthquakes. These risks may impact the ability of Sunfun China or other supply chain and transportation services providers to provide logistics and transportation services that adequately meet our shipping needs. If Sunfun China or other supply chain and transportation services providers were to fail to deliver raw materials to us in a timely manner, or fail to deliver our products to our customers in a timely manner, we might be unable to meet customer and consumer demands for our products.

Furthermore, notwithstanding we have implemented comprehensive set of operation manual and technical protocols with respect to temperature, hygiene and physical conditions for caviar in transit, we cannot assure you that Sunfun China or any other supply chain management company we may engage would follow strictly, and the services provided by the supply chain management company may be interrupted, suspended or cancelled due to unforeseen events, which could cause the rotting of our caviar products and increase our loss rate.

Although we do not rely on Sunfun China for transportation services, and Sunfun China’s transportation and supply chain services is provided on an as-needed basis, Sunfun has been historically and currently responsible for a significant portion of our shipping needs. Any disruption in our relationship with Sunfun China or the ability of Sunfun China to fulfill its services could affect our business. We may change to other third-party transportation providers at any time, but we could incur costs and expend resources in connection with such change, and we may not be able to obtain terms as favorable as those we receive from Sunfun China, which in turn would increase our costs and adversely affect our business. Any failure of Sunfun China or other third-party transportation provider to deliver raw materials or finished products in a timely manner could harm our reputation, negatively impact our customer relationships, and have a material adverse effect on our financial condition or results of operations.

For our international markets, we depend exclusively on the distributors to reach our customers. Our success in these markets depends entirely upon the efforts of our distributors and their logistics and fulfillment services supplier, over whom we have no control. If a distributor or logistics or fulfillment service provider, fails to fulfill its contracted services, for any reason, we could lose sales and our ability to compete in that market may be adversely affected.

Our caviar products are processed in our single food processing facility and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.

We process substantially all of our products at a single food processing factory leased from and operated by Sunfun China, the supply chain management service provider we have engaged since 2021. Any facility disruption, equipment failures, natural disaster, fire, power interruption, pandemic, work stoppage (such as due to a COVID-19 outbreak or otherwise), regulatory or food safety issue or other problem at this facility would significantly disrupt our ability to process and deliver our products and operate its business. The facility and equipment is costly and may require substantial time to replace or repair if necessary. During such time, we may not be able to find suitable factory to replace the output from our facility on a timely basis or at a reasonable cost, if at all. We may also experience facility shutdowns or periods of reduced production because of regulatory issues, equipment failure or delays in deliveries. Any such disruption or unanticipated event may cause significant interruptions or delays in our business. Any disruption in the operation of our facility, or damage to a material amount of our equipment or inventory, would materially and adversely affect our business, financial condition and results of operations.

We do not own any real properties. The lease agreement for our food processing factory has a term of 18 months and may be renewed upon mutual agreement. The current lease with Sunfun China commenced from February 11, 2023 and until September 10, 2024. There is no assurance that such tenancy agreement will not be terminated before its expiration or will be renewed on commercially favorable terms. In the event that the tenancy agreement is terminated or not renewed, our business and operation may be interrupted and adversely affected as we will have to relocate our food processing factory to other premises. In the event that we fail to relocate our food processing factory to suitable alternative premises in a timely manner or at all, our business operations, financial position, results of operations and reputation would be adversely affected. Even if we are able to relocate our food processing factory to an alternative premises, such relocation will incur relocation costs, which may be substantial and in turn adversely affect our financial conditions. Besides, in the event that our rental expenses for the food processing factory increase, our operating expenses will increase which will in turn materially and adversely affect our business, results of operations and prospects.

We currently rely on third-party supply chain management company to operate the food processing factory and provision of labor for product packaging. Any failure to adequately store, maintain and deliver our products could materially adversely affect our business, reputation, financial condition, and operating results.

Our ability to adequately process, store, maintain, and deliver our caviar products is critical to our business. We contract with third-party supply chain management company, to operate of our food processing factory and to provide labor for packaging and delivery services for our products. As of the date of Prospectus, we have contracted Sunfun China to operate the aforesaid activities on our behalf. In order to maintain the quality, safety and freshness of our caviar products, the food processing factory is equipped with temperature control system that mandates a prescribed temperature range. Any unexpected and adverse changes in the optimal storage conditions of our food processing factory may expedite the deterioration of such products and in turn heighten the risk of inventory obsolescence or exposure to litigation matters. Any failure by Sunfun China or the third-party supply chain management business partner to adequately store, maintain, or transport our products could negatively impact the safety, quality and merchantability of our products and the experience of our customers. The occurrence of any of these risks could materially adversely affect our business, reputation, financial condition, and operating results. In the event of extended power outages, labor disruptions, natural disasters or other catastrophic occurrences, failures of the temperature control system systems in the food processing factory, warehouses or delivery vehicles, or other circumstances, our inability to store inventory at the controlled temperatures could result in significant product inventory losses, as well as increased risk of food-borne illnesses and other food safety incidents.

Further, we rely on the supply chain management company for the provision of labor for carrying out product packaging at our food processing factory. There is no guarantee that the supply chain management company will be able to supply stable labor force or continue to supply labor at fees acceptable to us or our relationship with them could be maintained in the future. Any disruption, delay or inability of the supply chain management company in supplying processing labor to us may materially and adversely affect our business, results of operations, financial conditions and prospects.

There is no assurance that the quality of works provided by the processing labor from the supply chain management company can fulfil the requirements of us or our customers. We may not be able to monitor the performance of the processing staff supplied by the supply chain management company as directly and efficiently as with our own labor, thereby exposing us to the risks associated with non-performance, late performance or sub-standard performance of the processing staff. Since we remain accountable to our customers for the performance of the processing staff, we may incur additional costs or be subject to liability under the relevant contracts between us and our customers for the processing staff’s unsatisfactory performance, thereby resulting in material adverse impacts on our reputation, business operation and financial position.

Failure to maintain and renew the food factory license for our food processing factory premises may materially and adversely our business and results of operations.

Pursuant to section 31(1) of the Food Business Regulation (Chapter 132X of the Laws of Hong Kong) (“FBR”), no person shall carry on or cause, permit or suffer to be carried on any food factory business except under and in accordance with a food factory license from the Food and Environmental Hygiene Department of Hong Kong (the “FEHD”), which is required for the food business involving the preparation of food for sale for human consumption off the premises.

The FEHD may grant a provisional food factory license to a new applicant who has fulfilled the basic requirements in accordance with the FBR pending fulfilment of all outstanding requirements for the issue of a full food factory license. A provisional food factory licenses is valid for a period of six months or lesser and a full food factory license is valid generally for a period of one year, both subject to payment of the prescribed license fees and continuous compliance with the requirements under the relevant legislation and regulations. A provisional food factory license is renewable once and a full food factory license is renewable annually.

We have leased a food processing factory located in Tsuen Wan, Hong Kong from the supply chain management company for carrying out the packaging and labelling of our caviar products. The food processing factory has obtained a full food factory license from the Food and Environmental Hygiene Department of Hong Kong which is essential for food business involving the preparation of food for sale for human consumption off the premises. The license is valid for one year from April 18, 2024 to April 17, 2025, subject to further renewal. In compliance with the FBR, we rely on the landlord of our food processing factory premises to apply for, maintain and renew the food factory license from the FEHD for the operation of our food processing factory premises. There is no assurance that our food processing factory premises will obtain the required food factory license. If we or the landlord fails to comply with the applicable requirements or any required conditions, the food factory license may be suspended, cancelled or denied renewal upon its expiry, which could result in disruption to our ongoing business and thereby materially and adversely affect our business, financial position, results of operations and prospects. We may also be liable to fines and/or other legal consequences for failure to obtain the necessary approvals, licenses and permits, which may materially and adversely affect our business and results of operations.

Failure to manage our inventory effectively could increase our loss rate, lower our profit margins, or cause us to lose sales, either of which could have a material adverse effect on our business, financial conditions and results of operations.

Managing our inventory effectively is critical to the success of our business. Since caviar is perishable in nature, if we fail to manage our inventory effectively, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. Moreover, we may be required to lower sale prices in order to reduce inventory level, which may lead to lower gross margins. These factors may materially and adversely affect our results of operations and financial conditions. Further, we are exposed to inventory risks as a result of a variety of factors beyond our control, including changes in consumer preferences or economic conditions, uncertainty of market acceptance of new caviar products, etc. We cannot assure you that there will not be under-stocking or over-stocking of inventory.

We are subject to credit risk in relation to the collectability of our trade receivables from customers.

We generally grant a credit period of 30 to 60 days to our customers. We cannot assure you that our customers will make payment in full to us on a timely basis. Delays in receiving payments from or non-payment by our customers may result in pressure on our cash flow position and our ability to meet our working capital requirements. Our liquidity and cash flows from operations may be materially and adversely affected if our collection periods lengthen further or if we encounter any material defaults of payment, or provisions for impairment, of our trade receivables from customers. Should these events occur, we may be required to obtain working capital from other sources, such as from third-party financing, in order to maintain our daily operations, and such financing from outside sources may not be available at acceptable terms or at all.

We may not be able to maintain our historical growth rates or gross profit margins, and our operating results may fluctuate significantly. If our results fall below market expectations, the trading price of our Ordinary Shares may be affected.

We have experienced significant growth in our revenue and gross profit in the past years. We cannot assure you that we will be able to maintain our revenue growth or gross profit margins at historical levels, or at all. Moreover, our operating results may fluctuate significantly as a result of numerous factors, many of which are outside of our control. These factors include, among others:

●	our ability to maintain and further promote our operating subsidiary as a world-renowned supplier of caviar products;

●	our ability to attract new customers, maintain existing customers and expand our market share;

●	the success of our marketing and brand building efforts;

●	the timing and market acceptance of new products introduced by us or our competitors;

●	our ability to broaden our product portfolio at a reasonable cost and in a timely manner;

●	fluctuations in demand for our products as a result of changes in pricing policies by us or our competitors;

●	our ability to develop new products in response to changes in customer demographics and consumer tastes and preferences; and

●	changes in global economic conditions.

Any negative publicity regarding our Company, management team, employees or products, regardless of its veracity, could adversely affect our business.

As a fast-growing supplier of luxury caviar products, our image is highly relevant to the public’s perception of us as a business in entirety, which includes not only the quality, safety and competitiveness of our products, but also our corporate management and culture. We cannot guarantee that no one will, intentionally or incidentally, distribute information about us, especially regarding the quality and safety of our products or our internal management matters, which may result in negative perception of us by the public. Any negative publicity about us, management team, employees or products, regardless of veracity, could lead to potential loss of consumer confidence or difficulty in retaining or recruiting talent that is essential to our business operations. As a result, our business, financial conditions, results of operations, reputation and prospects may be materially and adversely affected.

We may incur higher costs in connection with our branding and marketing efforts, and some marketing campaigns may not be effective in attracting or retaining consumers.

We are dedicated to enhancing our brand awareness. As part of our sales and marketing efforts, we have proactively participated in food expo and set up pop-up stores across the world. We have also collaborated with famous food bloggers and used different online platforms and media coverage to promote and strengthen the publicity of our products. We regularly invite chefs of notable hotels and restaurants to our tasting events. However, we cannot guarantee that our marketing efforts will be well received by customers and result in higher sales. In addition, marketing trends and approaches in the caviar market are evolving, which requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and consumer preferences. Failure to refine our marketing approaches or to adopt new, more cost-effective marketing techniques could negatively affect our business, growth prospects and results of operations.

We have limited insurance to cover our potential losses and claims.

We purchase and maintain insurance policies that we believe are customary with the standard commercial practice in our industry and as required under the relevant laws and regulations. However, we cannot guarantee that our insurance policies will provide adequate coverage for all the risks in connection with our business operations. Consistent with customary practice in the caviar industry, we do not carry any business interruption, product liability, or litigation insurance. If we were to incur substantial losses and liabilities that are not covered by our insurance policies, we could suffer significant costs and diversion of our resources, which could have a material and adverse effect on our financial conditions and results of operations. We may be required to bear our losses to the extent that our insurance coverage is insufficient.

We are subject to risks relating to litigation and disputes, which could adversely affect our business, prospects, results of operations and financial conditions, and may face significant liabilities as a result.

We may be subject to litigation, disputes or claims of various types brought by our competitors, suppliers, customers, employees, business partners, lenders or other third parties. We cannot assure you that we will not be subject to disputes, complaints or legal proceedings in the future, which may damage our reputation, evolve into litigations or otherwise have a material adverse impact on our reputation and business.

Should any future claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits, legal proceedings can be time-consuming and costly, and may divert our management’s attention away from our business operation, thereby adversely affecting our business operation and financial position. Legal proceedings which result in unfavorable judgment against us may cause financial losses and damages to our reputation, thereby materially and adversely affecting our business, financial position, results of operations and prospect.

Our business and reputation may be affected by product liability claims, litigation, complaints or adverse publicity in relation to our products.

As the caviar products we sell are for human consumption, there is an inherent health risk which may result from tampering by unauthorized third parties, or product contamination or degeneration, including the presence of foreign contaminants, chemicals, substances or other agents or residues during the various stages of farming, processing and transportation.

Litigation and complaints from consumers or government authorities concerning product quality, health or other issues may affect our industry as a whole and may cause consumers to avoid consuming the caviar products that we sell. Any litigation or adverse publicity surrounding any of these allegations may negatively affect our businesses, regardless of whether the allegations are true, thereby discouraging consumers from buying our products. We may also become party to various other lawsuits, claims, and other legal proceedings arising in the normal course of business, which may include lawsuits, claims, or other legal proceedings relating to the marketing and labeling of products or brand, intellectual property, contracts, product recalls or withdrawals, employment matters, environmental matters, or other aspects of our business. Even when lawsuits, claims, and other legal proceedings are not merited, the defense of lawsuits and claims divert the attention of management and other personnel and may result in adverse publicity about our products and brand, and we may incur significant expenses in defending these lawsuits and claims. In connection with claims, litigation or other legal proceedings, we may be required to pay damage awards or settlements or become subject to injunctions or other equitable remedies, which could have a material adverse effect on our financial position, cash flows, or results of operations. Certain claims may not be covered by insurance or certain covered claims may exceed applicable coverage limits, or one or more of our insurance carriers could become insolvent. The outcome of litigation is often difficult to predict and the outcome of pending or future litigation may have a material adverse effect on our financial position, cash flows, or results of operations. Adverse publicity about regulatory or legal action against us or adverse publicity about our products (including the resources needed to produce them) could damage our reputation and brand image, undermine consumer confidence, and reduce demand for our products, even if the regulatory or legal action is unfounded or not material to our operations or even if the adverse publicity regarding our products is unfounded.

Moreover, unfavorable studies or media reports (including those regarding the health impact of caviar) may have a negative impact on the public perception of caviar, whether or not the claims are accurate. We cannot guarantee that our products will not cause any health-related illnesses or injury in the future, or that we will not be subject to claims or litigation relating to such matters. If any of the above were to occur, our sales could be negatively impacted, which could have a material and adverse effect on our business, financial conditions, results of operation and prospects.

We may not be able to obtain finance from time to time to fund our operations and maintain growth.

In order to fund our operations and maintain our growth or expand our business, we may need to obtain future funding including equity financing or banking facilities from our banks from time to time. However, we may face the limitation of not having sufficient amount of security or pledge to secure additional debt financing. Further, there may be occasions where we are unable to obtain financing at commercial terms favorable or acceptable to us or at all. If these circumstances arise, our business, results of operations, and growth could be compromised.

Our growth prospects may be limited if we do not successfully implement our future plans and growth strategy.

Our growth is based on assumptions of future events which include (a) the continuous growth in the caviar industry; (b) our ability in further expanding our global market presence; (c) our ability in strengthening our sales and marketing activities; (d) expansion in our sources of caviar as well as product portfolio; and (e) expansion in our customer base. Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as competition within the caviar industry and market conditions. Therefore, there is no assurance that any of our future business plans will materialize within the planned timeframe, or that our objectives will be fully or partially accomplished.

Our prospects must be considered in light of the risks and challenges which we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial conditions and results of operations may be adversely affected.

We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may intend to pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities; and

●	detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

We believe that our performance and success is, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. However, competition for key personnel in our industry is intense. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

Acts of God, acts of war, epidemics and other disasters could materially and adversely affect our business.

Our business is subject to the general and social conditions in Hong Kong, the PRC and other jurisdictions in or to which our caviar products are grown, produced, distributed or consumed. Natural disasters, epidemics, acts of God and other disasters that are beyond our control could adversely affect the economy, infrastructure and livelihood of the people of such jurisdictions. Our business, results of operations and financial conditions could be adversely affected if these natural disasters occur. Moreover, political unrest, wars and terrorist attacks may cause damage or disruption to us, our employees, suppliers or customers, any of which could adversely affect our business, results of operations, financial conditions or share price. Potential war or threat of terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. We cannot control the occurrence of these catastrophic events and our business operations will at the times be subject to the risks of these uncertainties.

Any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases, including the COVID-19 outbreak, may materially and adversely affect our business, financial conditions and results of operations.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the recent COVID-19 outbreak in Hong Kong, the PRC and other jurisdictions in or to which our caviar products are grown, produced, distributed or consumed may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

Since late 2019, the outbreak of a novel strain of coronavirus named COVID-19 has resulted in a high number of fatalities and materially and adversely affected the global economy. Widespread lockdowns, closure of work places, restrictions on mobility and travel were implemented by governments of different countries to contain the spread of the virus.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the government of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

Technology failures or security breaches could disrupt our operations and negatively impact our business.

In the normal course of business, we rely on information technology systems to process, transmit, and store electronic information. For example, we utilize information technology to communicate with the supplier, logistic services provider, and distributors, and to manage our production and distribution facilities and inventory. Information technology systems are also integral to the reporting of our results of operations. Furthermore, a significant portion of the communications between, and storage of personal data of, our personnel, customers, and suppliers depend on information technology, including social media platforms.

Our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. These events could compromise our confidential information, impede, or interrupt our business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. Furthermore, if a breach or other breakdown results in disclosure of confidential or personal information, we may suffer reputational, competitive and/or business harm. While we have implemented administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect our information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks, or other security breaches to our computer systems, which could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations, such as the Data Protection Act (As Revised) of the Cayman Islands, apply not only to third-party transactions, but also to transfers of information within our organization, which relates to our investors, employees, contractors and other counterparties. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or non-compliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial conditions, and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses, which may adversely affect our financial conditions, results of operations and cash flows.

We sourced our caviar from the PRC, hence a substantial portion of our purchases were denominated in RMB. Meanwhile, the sales to our customers were billed and settled in HKD. Therefore, we are exposed to foreign exchange risks. The value of HKD against RMB and other currencies may fluctuate and is affected by, among other factors, the policies of the PRC government and changes in the PRC’s and international political and economic conditions. As we did not enter into any formal hedging policy, foreign currency exchange contracts or derivative transactions, we are exposed to foreign currency fluctuations. Any appreciation or depreciation of RMB relative to HKD would affect our financial results.

Further, it is difficult to predict how market forces or Hong Kong, Mainland China, the U.S. or other government policies may impact the exchange rate among HKD, RMB, USD and other currencies in the future. Moreover, fluctuation in the exchange rate will affect the relative value of earnings from and the value of any foreign currency-denominated investments we make in the future. Should we face significant volatility in these foreign exchange rates and we cannot procure any specific foreign exchange control measures to mitigate such risks, our results of operations and financial performance shall be adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the US dollars at the rate of approximately HKD7.8 to USD1.0. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and HKD suffer devaluation, the HKD cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Prior to our initial public offering, we were a private company with limited accounting personnel and other resources to address our internal controls and procedures. Accordingly, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002.

As a company with less than US$1.235 billion in revenue for the fiscal year of 2023, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

This prospectus does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report by our independent registered public accounting firm due to a transition period established by rules of the SEC for newly listed public companies.

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our Directors or officers or to enforce judgments obtained in the United States courts against our Directors and officers. For further information regarding the relevant laws of the Cayman Islands and Hong Kong, please refer to the section titled “Regulations”.

Our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time), the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our Directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our Directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association (as may be amended from time to time) to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law”.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there is no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of the Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Dividend Policy” for more information.

We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Top Wealth Group Holding Limited to our subsidiaries or from our subsidiaries to TW Cayman, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our corporate actions will be substantially controlled by our Controlling Shareholder, Winwin Development Group Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Winwin Development Group Limited, our Controlling Shareholder, beneficially owns 69.52% of our total issued and outstanding Ordinary Shares, representing 69.52% of the total voting power. Accordingly, Winwin Development Group Limited has significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. Winwin Development Group Limited is in turn beneficially owned as to 90% and 10% by Mr. Kim Kwan Kings, WONG, our Chief Executive Officer, Chairman and Director, and Mr. Kin Fai, CHONG, respectively; and Mr. Kim Kwan Kings, WONG is also the sole director of Winwin Development Group Limited. As a result, Winwin Development Group Limited has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Beneficial Ownership Of Securities.”

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Risks Related to our Ordinary Shares

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”), requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report for the fiscal year ended December 31, 2023 and 2022, is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Onestop Assurance PAC, headquartered in Singapore, has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations.

Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. With respect to audits of companies with operations in China, such as the Company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you.

From the closing of our initial public offering on April 18, 2024 to July 9, 2024, the trading price of our Ordinary Shares has ranged from $ 3.9700 to $ 0.7560 per Ordinary Share. The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and Mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	political, social and economic conditions in Mainland China and Hong Kong;

●	variations in our revenue, profit, and cash flow;

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control;

●	fluctuations of exchange rates among HKD, RMB, and USD;

●	general market conditions or other developments affecting us or the caviar industry in which we operate;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates or recommendations by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, Directors, or Controlling Shareholders;

●	developments in information technology and our capability to catch up with the technology innovations in the industry;

●	the realization of any of the other risk factors presented in this prospectus;

●	changes in investors’ perception of our Company and the investment environment generally;

●	the liquidity of the market for our Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will be traded.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial conditions or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial conditions and results of operations.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Ordinary Shares are trading on Nasdaq, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Ordinary Shares may not develop or be sustained.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

As a public company, we are subject to the reporting requirements under the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. As such, meeting these requirements may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in the Form 20-F and in filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

Being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria for maintaining our listing, our securities could be subject to delisting.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our Board of Directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our Board of Directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in a public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

The sale or availability for sale of substantial amounts of our Ordinary Shares in the public market could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The 2,000,000 Ordinary Shares sold in our initial public offering completed are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our Board of Directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee and an audit committee. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the corporate governance requirements of the Nasdaq Listing Rules. However, we may, in the future, consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

In order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria of Nasdaq for maintaining our listing, our securities could be subject to delisting, which would have a negative effect on the price of our Ordinary Shares and impair your ability to sell your shares.

If Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;

●	reduced liquidity with respect to our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. We may cease to qualify as a foreign private issuer in the future, and consequently, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

We are a company formed under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company formed under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the amended and restated memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to our corporate governance. However, if we choose to follow the Cayman Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

As a Cayman Islands company to be listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market listing standards. However, the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, as well as projections as to the market price of our Ordinary Shares, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our future strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in the initial public offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult or costly for us to find qualified persons to serve on our board of directors or as executive officers as a public company. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	prices and availability of raw materials for our products,;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products;

●	changes in our relationships with significant customers, suppliers, and other business relationships;

●	competition in our industry;

●	uncertainties associated with our ability to implement our business strategy and to innovate successfully;

●	any event that could have a material adverse effect on our brands or reputation, such as product contamination or quality control difficulties;

●	government policies and regulations relating to our industry;

●	our ability to obtain, maintain or procure all necessary certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	any recurrence of the COVID-19 pandemic and scope of related government orders and restrictions and the extent of the impact of the COVID-19 pandemic on the global economy;

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands laws, that it is uncertain whether the courts of the Cayman Islands will (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicted upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised by Ogier, our counsel as to Cayman Islands laws, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, in certain circumstances a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

British Virgin Islands

In addition, there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Original action in the British Virgin Islands based upon the U.S. federal securities laws

If an action is capable of amounting to a cause of action under common law and thus capable of being sustained as a cause of action in itself under English law then it may be possible for such action to be brought in the British Virgin Islands. For example, if the action to be brought in the British Virgin Islands is based on a provision within the U.S. federal securities laws which prohibits fraud, deceit or misrepresentation in the sale of securities, an investor may be able to bring an original action in the British Virgin Islands if the facts and circumstances of their case amount to an action for fraud, misrepresentation or deceit based solely on the common law without reference to or independent of the U.S. federal securities laws.

However, where such action can only be based on a particular provision within the U.S. federal securities laws, for example, such action that may relate to strict reporting or registration requirements to particular bodies established under or recognized by such law (such as the SEC); it is very unlikely that such action would have extra-territorial effect unless specifically stated within that law and recognized as having such effect under British Virgin Islands law. Consequently, an investor would not be able to bring such an action in the British Virgin Islands in those circumstances.

Hong Kong

Our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

Except as disclosed below, we have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to certain restrictions under applicable Cayman Islands laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount of future dividend, if any, will depend upon, among other things, our future operations and earnings and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. Please see the section titled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

EXCHANGE RATE INFORMATION

Top Wealth is a holding company with operations conducted in Hong Kong through its Operating Subsidiary, using Hong Kong dollars. The reporting currency is U.S. dollars. The following table sets forth information concerning exchange rates between HKD and the U.S. dollar for the periods indicated.

This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the year ended December 31,
	2023	2022
USD to HK$ Average Rate	7.8	7.8
USD to HK$ Year End	7.8	7.8

Corporate History and Structure

Top Wealth Group Holding Limited is a holding company with no operations of its own. We conduct our operations in Hong Kong primarily through, Top Wealth Group (International Limited), our Operating Subsidiary in Hong Kong. The ordinary shares offered in this prospectus are those of Top Wealth Group Holding Limited.

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus.

(1)	As of the date of the prospectus, there are 6 (six) shareholders of record that have shareholding less than 5%.

Top Wealth Group Holding Limited was incorporated as a limited liability company on February 1, 2023 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business. Under its memorandum of association, Top Wealth Group Holding Limited is authorized to issue 500,000,000 Ordinary Shares, par value US$0.0001 per share, of which 29,000,000 Ordinary Shares are issued and outstanding. The registered office of Top Wealth Group Holding Limited is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Top Wealth (BVI) Holding Limited was incorporated under the law of the British Virgin Islands as the intermediate holding company of Top Wealth Group (International) Limited, on January 18, 2023 as part of the reorganization. Top Wealth (BVI) Holding Limited is wholly-owned by Top Wealth Group Holding Limited.

Top Wealth Group (International) Limited was incorporated on September 22, 2009 under the laws of Hong Kong. Top Wealth Group (International) Limited is our operating entity and is indirectly wholly-owned by Top Wealth Group Holding Limited through Top Wealth (BVI) Holding Limited.

History of Shares

On February 1, 2023, the date of the incorporation of Top Wealth Group Holding Limited, 1 Ordinary Share was issued to Ogier Global Subscriber (Cayman) Limited. On March 1, 2023, the 1 Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to Winwin Development Group Limited and the Top Wealth Group Holding Limited further issued 99 Ordinary Shares to Winwin Development Group Limited on the same date.

On April 18, 2023, 650 Ordinary Shares were further issued to Winwin Development Group Limited, whereby Top Wealth Group Holding Limited was then solely owned by Winwin Development Group Limited as to 750 Ordinary Shares.

Furthermore, on the same date, April 18, 2023, Winwin Development Group Limited entered into Sale and Purchase Agreements with: Keen Sky Global Limited, State Wisdom Holdings Limited, Beyond Glory Worldwide Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively. Pursuant to the Sales and Purchase Agreements, Winwin Development Group Limited is to sell, and Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited, and Mercury Universal Investment Limited are to acquire, 6.40%, 6.53%, 6.53%, 3.33%, 2.53% equity interests in Top Wealth Group Holding Limited, at the consideration of HK$1,424,000 (approximately US$182,564), HK$1,453,000 (approximately US$186,282), HK$1,453,000 (approximately US$186,282), HK$742,000 (approximately US$95,128), and HK$565,000 (approximately US$72,436), respectively. On the same date, Winwin Development Group Limited executed the instrument of transfers whereby Winwin Development Group Limited have transferred 48, 49, 49, 25, and 19 Ordinary Shares, out of its 750 Ordinary Shares, to Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively.

On October 12, 2023, in contemplation of Company’s initial public offering, Top Wealth Group Holding Limited further issued 26,999,250 Ordinary Shares in aggregate to its shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”), which has been treated as a share split. All references to the number of ordinary shares and per-share data in the accompanying consolidated financial statements have been retroactively adjusted to reflect such issuance of shares. After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. The following table sets forth the breakdown of the Pro Rata Share Issuance to each shareholder:

Shareholders	Number of Ordinary Shares Issued
Winwin Development Group Limited	20,159,440
Beyond Glory Worldwide Limited	1,727,952
Keen Sky Global Limited	1,763,951
State Wisdom Holdings Limited	1,763,951
Snow Bear Capital Limited	899,975
Mercury Universal Investment Limited	683,981

Subsequent to the Pro Rata Share Issuance, Top Wealth Group Holding Limited was 74.67% (representing 20,160,000 Ordinary Shares) owned by Winwin Development Group Limited, 6.40% (representing 1,728,000 Ordinary Shares) owned by Beyond Glory Worldwide Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by Keen Sky Global Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by State Wisdom Holdings Limited, 3.33% (representing 900,000 Ordinary Shares) owned by Snow Bear Capital Limited, and 2.53% (representing 684,000 Ordinary Shares) owned by Mercury Universal Investment Limited, respectively. The percentage of the ownership of equity interests held by the shareholders remained the same before and after the Pro Rata Share Issuance.

On October 16, 2023, State Wisdom Holdings Limited and Keen Sky Global Limited transferred 432,000 and 432,000 Ordinary Shares to Greet Harmony Global Limited at the consideration of HK$314,685 (approximately US$40,344) and HK$314,685 (approximately US$40,344), respectively. On the same day, Beyond Global Worldwide Limited transferred 540,000 Ordinary Shares to Mercury Universal Investment Limited at the consideration of HK$393,356 (approximately US$50,430).

On April 18, 2024, the Company closed its initial public offering of 2,000,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

As of the date of this prospectus, 29,000,000 Ordinary Shares were issued and outstanding.

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus:

Shareholders	Number of Ordinary Shares Owned	Percentage of Ordinary Shares Owned
Winwin Development Group Limited	20,160,000	69.52%
Beyond Glory Worldwide Limited	1,188,000	4.10%
Keen Sky Global Limited	1,332,000	4.59%
State Wisdom Holdings Limited	1,332,000	4.59%
Snow Bear Capital Limited	900,000	3.10%
Mercury Universal Investment Limited	1,224,000	4.22%
Greet Harmony Global Limited	864,000	2.98%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct our substantial operations solely in Hong Kong and have been established since 2009 and diversified into the caviar business in 2021. Since our establishment and up to 2016, we had mainly engaged in trading of sports and related products. We ceased our trading business in 2017 and had been inactive from 2017 to 2021 prior to launching our caviar business.

Headquartered in Hong Kong, we are a fast-growing supplier of luxury caviar products. We are currently specialized in supplying high quality sturgeon caviar. We are one of the major suppliers of caviar in Hong Kong being able to secure a long-term and exclusive supply of caviar raw products from sturgeon farm.

Since we established our caviar business in August 2021, we had supplied caviar to our customers under their brand labels (i.e. private labelling) or without brand labels. Subsequently in November 2021, we established our own caviar brand, “Imperial Cristal Caviar”, and started selling caviar under our own brand as well. With its exquisite package design, our branded caviar is ideal to be presented as both culinary delights and festive gifts. Imperial Cristal Caviar has continuously achieved tremendous sales growth since its launch in the market.

Our customers primarily and substantially include food and beverage (“F&B”) related distributors. We have strategically focused on business-to-business sales (B2B) which would allow us access to our customers’ sales network and consumer base that helps us maximize the reach of our products swiftly and effectively. As our caviar products gain popularity worldwide, our customer base has continuously expanded as a result of customers’ referral and our marketing efforts.

Recent Trends and Initiatives

The growth of high-net-worth individuals, technological development and supportive policies are projected to collaboratively drive the prosperity of global caviar market.

●	Ever-growing numbers of global high-net-worth individuals and increasing demands for quality lifestyles: The substantial rise in the global economy over the years resulted in an apparent increase in the growth of ultra-high-net-worth individuals worldwide, with the number hitting record highs annually. As caviar turns to be synonymous with luxury in Western culture, it has long been favored by the ultra-wealthy class, which ensures the stability of the demand side. Besides, driven by the popularization of quality lifestyle, the growing number of high-net-worth individuals, who have cultivated full awareness of caviar’s health benefits and skincare functions, are projected to generate more demands for caviar products in the foreseeable future.

●	Technological advancement in sturgeon-farming and caviar processing: The nature of long-lived, late-maturing sturgeon makes it difficult for artificially-farmed sturgeon to quickly make up for the market gap left by the banned wild-caught sturgeon. To fulfil the unsatisfied downstream demands, the market players keep advancing technologies to boost the production of artificially propagated caviar. Meanwhile, with the technological development of the global aquaculture industry, the efficiency of caviar processing and preparation is expected to surge, thus driving the expansion of caviar production volume.

●	Series of supportive policies to boost caviar production: To prosper the production of caviar, countries around the globe rolled out supportive policies to propel the artificial reproduction of sturgeon, protect the sturgeon species, and standardize the relevant industries. Besides, international conventions like CITES are dedicated to advocating for regulating the illegal wild-caught sturgeon trade and encouraging the artificial breeding of farmed sturgeon, thus sustaining the international trade of caviar products. Furthermore, geopolitical conflicts significantly impacted the competitive landscape of the cross-border caviar trade as Russia was sanctioned to terminate its international seafood commerce, giving opportunities to other exporters like China to increase its market share from traditional power.

Stimulated by the expanding demands, the trend of brand-building and the springing up of China’s market, the global caviar market will see continuous growth in the following years.

●	Downstream consumption demands to be extensive and diversified: As caviar is proven to be an excellent source of omega-3 and six fatty acids, and other vitamins and minerals, the nutrition benefits of caviar got highly recognized by the market worldwide. The diversification of downstream consumption demands is expanding the caviar’s application in the nutraceutical, cosmeceutical and pharmaceutical industries. Currently, except for food garnish and other edible uses, caviar is gradually applied for skin moisturizing, skin texture improvement and obesity treatment, etc. This wide range of benefits for caviar in the cosmetic and pharmaceutical sectors is projected to continue to boost demand in the future years.

●	Emerging branding trend brews market vitality: Currently, as the majority of market players are wholesalers who supply raw materials to top-tiered brands, caviar’s market layout is featured by decentralization. However, due to the strong bargaining power of named brands, they enjoy higher profit margins of terminal retail than manufacturers and suppliers. Predictably, the sturgeon farming enterprises are expected to launch self-owned brands, enlarge the investment in brand building and market to global consumers for more profit.

●	The caviar market in China will see explosive growth: Encouraged by the modernization of Chinese aquaculture, increasing sturgeon domestication gives rise to domestic caviar production in China. Today, China’s caviar is among the most affordable and the highest quality in the world, giving the Chinese caviar cartel considerable market control. However, for the masses in China, caviar is still a rare figure on the family table. Driven by continuous economic growth, consumers in China’s high-tier cities are arousing their willingness to afford luxurious consumption for quality lifestyle and health benefits, which is projected to incentivize the future explosive growth of China’s caviar market.

Key Factors Affecting Our Business

We believe that our performance is principally affected by the following key factors:

●	Demographic and macroeconomic trends. Ever-growing numbers of global high-net-worth individuals and increasing demands for quality lifestyles: The substantial rise in the global economy over the years resulted in an apparent increase in the growth of ultra-high-net-worth individuals worldwide, with the number hitting record highs annually. As caviar turns to be synonymous with luxury in Western culture, it has long been favored by the ultra-wealthy class, which ensures the stability of the demand side. Besides, driven by the popularization of quality lifestyle, the growing number of high-net-worth individuals, who have cultivated full awareness of caviar’s health benefits and skincare functions, are projected to generate more demands for caviar products in the foreseeable future.

Downstream consumption demands to be extensive and diversified: As caviar is proven to be an excellent source of omega-3 and six fatty acids, and other vitamins and minerals, the nutrition benefits of caviar got highly recognized by the market worldwide. The diversification of downstream consumption demands is expanding the caviar’s application in the nutraceutical, cosmeceutical and pharmaceutical industries.

Currently, except for food garnish and other edible uses, caviar is gradually applied for skin moisturizing, skin texture improvement and obesity treatment, etc. This wide range of benefits for caviar in the cosmetic and pharmaceutical sectors is projected to continue to boost demand in the future years.

●	Expansion into major consumer market in Europe and United States. Our ability to expand our global market presence in developed markets with a strong consumer base, such as Europe, the United States, Japan, Dubai, Australia and Southeast Asia (collectively, the “Target Regions”). We intend to establish representative offices at each of the Target Regions to access the local consumers. We currently plan to recruit local sales and marketing staff to conduct marketing activities in such regions, ranging from (i) conducting product promotion; (ii) brand building; (iii) maintaining regular communication with local customers; (iv) collecting feedbacks from local consumers on our products; and (v) maintaining regular communication and interaction with different industry players, so we can stay abreast of the latest trend and development of local consumers’ tastes.

●	Our ability to successfully execute our strategies and implement our initiatives. Our performance will continue to depend on our ability to successfully execute our strategies and to implement our current and future initiatives. The key strategies include pursuing new customers in major markets in Europe and the United States including:

●	maintaining the popularity, attractiveness, diversity and quality of our caviar products;

●	maintaining or improving customers’ satisfaction with the quality of our caviar products;

●	offering and maintaining a wide selection of high-quality caviar products;

●	increasing brand awareness through marketing and brand promotion activities;

●	preserving our reputation and goodwill in the event of any negative publicity, internet and data security, product quality, price authenticity, or other issues affecting us or the caviar industry;

●	our ability to enter into sales distribution agreements in the jurisdictions we planned to expand to and distribute our products to our end-users and strategic partners overseas through a third party logistics company;

●	our ability to launch successful marketing and sales activities to sell our products;

●	our ability to enter into supply agreements with new potential suppliers and maintain relationship with our existing suppliers at competitive prices;

●	our ability to raise additional funds for operations; and

●	our ability to enhance our operational efficiency.

How We Assess the Performance of Our Business

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures used by our management are discussed below. The percentages on the results presented below are calculated based on the rounded numbers.

Net Sales

Net sales is equal to gross sales minus sales returns as well as any sales incentives that we offer to our customers, such as rebates and discounts that are offsets to gross sales, and certain other adjustments. Our net sales are driven by changes in case volumes, product inflation prior to pricing of our products, and mix of products sold.

Gross Profit

Gross profit is equal to our net sales minus our cost of goods sold. Cost of goods sold primarily includes inventory costs (net of supplier consideration) and inbound freight. Cost of goods sold generally changes as we incur higher or lower costs from our suppliers and as our customer and product mix changes.

Results of Operations

Comparison of the Year Ended December 31, 2023 and December 31, 2022

The following financial data are derived from, and should be read in conjunction with, our consolidate financial statements for the year ended December 31, 2023.

A summary of the Company’s operating results for the year ended December 31 2023 and 2022 are as follows:

	Year ended Dec 31
	2023	2022	Change
	USD	USD	USD	%
Revenue	16,943,287	8,512,929	8,430,358	99.0
Cost of Sales	(11,556,006)	(4,309,747)	(7,246,259)	168.1
Gross Profit	5,387,281	4,203,182	1,184,099	28.2
Other income	2	—	2	100.0
Administrative Expenses	(1,846,759)	(466,477)	(1,170,282)	250.9
Selling Expenses	(495,276)	(1,456,347)	961,071	(66.0)
Profit/(loss) before tax	3,045,248	2,280,358	974,890	42.75

Our revenue increased by USD8,430,358, or 99%, from USD8,512,929 for the year ended December 31, 2022 to USD16,943,287 for the year ended December 31, 2023, primarily due to the addition of new customers and also increased orders from some existing customers based on the increased popularity of caviar consumption in the fine dining industry. Also, we started trading of fine wine in 2023, which contributed revenue of US$4,460,092, compared to Nil in 2022. An analysis is set out below:

	Year ended Dec 31
	2023	2022	Change
	USD	USD	USD	%
Revenue from caviar	12,483,195	8,512,929	3,970,266	46.64
Revenue from wine	4,460,092	—	4,460,092	100.0
	16,943,287	8,512,929	8,430,358	99.0

Cost of sales

Our cost of sales mainly comprised of purchase costs for caviar and wine. For the year ended December 31, 2023, our cost of sales amounted to USD11,556,006, an increase of USD7,246,259, or 168%, from USD4,309,747 for the year ended December 31, 2022. This increase was in line with the significant increase in revenue.

Gross Profit and Gross Margin

	For the Year Ended 31 December
	2023	2022	Year on year change
	USD	USD	USD	%
Gross profit of caviar	4,957,157	4,203,182	753,975	17.9
Gross profit of wine	430,124	—	430,124	100.0
Gross Profit	5,387,281	4,203,182	1,184,099	28.2
Gross profit of caviar	39.7%	49.4%	—	9.7%
Gross profit of wine	9.64%	—
Gross Margin	31.8%	49.4%		(17.6)%

Our gross profit margin for the year ended December 31, 2023 was 31.8% as compared to 49.4% for the year ended December 31, 2022. The reduction in our gross profit margin primarily stems from an increase in volume purchases made by certain customers, which enabled them to secure more favorable discounts for those orders.

Administrative and Selling Expenses

Our Company’s administrative expenses came in at USD1,846,759 and USD466,477 for the year ended December 31, 2023 and 2022 respectively, representing approximately 10.90% and 5.48% of our total revenue for the corresponding period.

Our administrative expenses for the year ended 30 June 2023 primarily consist of (i) professional fee; (ii) staff cost; (iii) depreciation; (iv) rental fee; (v) travelling and entertainment; (vi) office supplies and upkeep and (vii) miscellaneous expenses. The following table sets forth the breakdown of our administrative expenses for the year ended December 31, 2023 and 2022.

	Year ended December 31
	2023		2022
	USD	%	USD’	%
Staff cost	444,388	24.1	110,024	23.6
Depreciation	233,659	12.7	173,215	37.1
Operating lease payment	86,038	4.7	53,282	11.4
Office supplies and upkeep expenses	9,793	0.5	29,997	6.4
Professional fees	921,110	49.9	35,322	7.6
Entertainment	76,342	4.1	20,072	4.3
Travelling expense	36,545	1.9	18,142	3.9
Sample and scrap inventory	14,977	0.8	11,440	2.5
Miscellaneous	23,907	1.3	14,983	3.2
	1,846,759	100.0	466,477	100.0

The increase in administrative expenses during the year ended December 31, 2023 was primarily due to increased IPO related professional fees, including legal, audit, and consulting fees of approximately USD921,110. The increase in staff cost for the year ended December 31 2023 compared to December 31 2022 was mainly due to the increase in headcount and workforce as our Company pushed for higher sales orders and acquisition of new customers. The higher depreciation expense was due to the completion of the renovation of our office which was only completed in the first half of 2023.

Our selling expense in 2022 primarily consist of marketing campaign paid to a marketing agency as follows:

	Year ended December 31
	2023		2022
	USD	%	USD’	%
Marketing expense	495,276	100	1,456,347	100

The reduction in selling expenses for the year ended December 31 2023 compared to the corresponding period in 2022 can be primarily attributed to the absence of expenditure related to engaging a marketing agency for promotional campaigns. Our own in-house marketing team had developed a better understanding of our industry, target audience and product offerings since our early days. This decision to forego the engagement of a marketing agency has proven to be cost efficient and allowed us to allocate resources more efficiently, reducing cost associated with marketing and agency fee.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from the securities offering from the listing and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022:

	Year ended December 31
	2023	2022
	USD	USD
Cash and cash equivalents at beginning of the year	217,384	1,385
Net cash provided by (used in) operating activities	(863,616)	120,260
Net cash used in investing activities	—	(481,173)
Net cash provided by financing activities	780,582	576,912
Net increase (decrease) in cash and cash equivalents	(83,034)	215,999
Cash and cash equivalents as at end of the year	134,350	217,384

For the year ended December 31, 2023, our net cash used in operating activities was USD863,616 and is mainly comprised of increase in accounts receivable as there were promotional sales for the Christmas of 2023. For the years ended December 31, 2022, our net cash of USD 215,999 provided by operating activities primarily reflected our net income, as adjusted for non-operating items, such as depreciation of right of use assets, plant and equipment, deferred tax credit and effects of changes in working capital such as increase or decrease in inventories, accounts receivable, accounts and other payables, deposits and accruals.

For the year ended December 31 2023, there was no cash outflow from investing activities while for the years ended December 31, 2022, the cash outflows from our investing activities were primarily attributable to acquisition of office equipment and leasehold improvement of our office.

For the year ended December 31, 2023, the cash provided by financing activities were attributable to standby bridging loan facilities provided by a third party and also minority shareholder, while for the years ended December 31, 2022, the cash provided by financing activities were attributable to the issue of capital and funds provided by our director.

Working Capital

We believe that our Company has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from the IPO offering.

Capital Expenditures

Historical capital expenditures

Our capital expenditures for the years ended December 31 2023 and 2022 were nil and USD 481,173 respectively. The capital expenditures incurred in the year ended December 31 2022 are related to purchase of office equipment and leasehold improvement. We principally funded our capital expenditures through cash flows from operations.

Off-Balance Sheet Transactions

As of December 31, 2023, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our unaudited interim condensed consolidated financial statements:

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets, liabilities, shareholders’ equity, revenues and expenses during the reporting period, and the disclosure of contingent liabilities at the date of the consolidated financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, accruals for potential liabilities and contingencies. Actual results could vary from the estimates and assumptions that were used.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company has one major stream of revenue, that is, the sale of caviar products in Hong Kong.

Foreign Currency Translation

The Company’s principal country of operations is Hong Kong. The financial position and results of its operation are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s consolidated financial statements are reported using U.S. Dollar (“US$” or “$”).

The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31, 2023	December 31, 2022
USD to HK$ /Year End	7.8	7.8

	December 31,
	2023	2022
USD to HK$ Average Rate	7.8	7.8

Fair Value Measurements — Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Inputs used to measure fair value are classified using the following hierarchy:

●	Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●	Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data.

●	Level 3. Inputs are unobservable for the asset or liability and include situations in which there is little, if any, market activity for the asset or liability. The inputs used in the determination of fair value are based on the best information available under the circumstances and may require significant management judgment or estimation.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected as current assets and current liabilities. Due to the short-term nature of these instruments, management considers their carrying value to approximate their fair value.

New accounting standards

Financial Instruments —Credit Losses

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13 (Topic 326), Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires an asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance became effective for the Company beginning January 1, 2023. The adoption did not have a material impact on the Company’s consolidated financial statements.

Accounts receivables are reviewed for impairment on a quarterly basis and are presented net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on the Company’s analysis of amounts due, historical delinquencies and write-offs, and current economic conditions, together with reasonable and supportable forecasts of short-term economic conditions. The allowance for expected credit losses is recognized in net income (loss) and any adjustment to the allowance for expected credit losses is recognized in the period in which it is determined. Write-offs of accounts receivable, together with associated allowances for expected credit losses, are recognized in the period in which balances are deemed uncollectible. The Company does not have a history of significant write-offs. As of June 30, 2023 and December 31, 2021, the total allowance for expected credit losses on the Company’s accounts receivable were Nil and Nil.

On December 14, 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholders will, in fact, sell any or all of such Ordinary Shares. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to the possible resale by the Selling Shareholders of up to 6,840,000 Ordinary Shares. The Selling Shareholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholders” in this prospectus, we refer to the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interest in our securities after the date of this prospectus.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares of the Selling Shareholders, the number of Ordinary Shares that may be sold by the Selling Shareholders under this prospectus and that the Selling Shareholders will beneficially own after this offering. We have based percentage ownership on 29,000,000 Ordinary Shares outstanding as of the date of this prospectus.

The Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Ordinary Shares held by non-affiliates). The Selling Shareholders named herein beneficially owns 6,840,000 Ordinary Shares which is equal to approximately 23.58% of our outstanding Ordinary Shares, as of the date of the prospectus. The Selling Shareholders will be able to sell its Ordinary shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholders may dispose of all, none or some portion of his Ordinary Shares, we cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Beyond Glory Worldwide Limited	1,188,000	1,188,000	0	0
Keen Sky Global Limited	1,332,000	1,332,000	0	0
State Wisdom Holdings Limited	1,332,000	1,332,000	0	0
Snow Bear Capital Limited	900,000	900,000	0	0
Mercury Universal Investment Limited	1,224,000	1,224,000	0	0
Greet Harmony Global Limited	864,000	864,000	0	0
Total		6,840,000

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Shareholders. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of Ordinary Shares, although we would receive the proceeds from any cash exercise of such warrants. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%). The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

Top Wealth Group Holding Limited is an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our articles of association, the Companies Act, and the common law of the Cayman Islands.

At incorporation, our authorized share capital is US$50,000, divided into 500,000,000 ordinary shares, par value US$0.0001 per share. Upon incorporation, 1 ordinary share of US$0.0001 was issued a par. On March 1, 2023, 99 ordinary shares of US$0.0001 each were issued at par. All these ordinary shares rank pari-passu with the exiting share in all respect.

Thereafter, on April 28, 2023, 650 ordinary shares of US$0.0001 each were issued to the Company’s then-sole owner at par. All these ordinary shares rank pari-passu with the exiting shares in all respect.

Furthermore, on the same date, April 18, 2023, the then-sole owner of the Company sold a total of 190 Ordinary Shares, out of its 750 Ordinary Shares, to five shareholders.

On October 12, 2023, in contemplation of Company’s initial public offering, the Company further issued 26,999,250 ordinary shares in aggregate to its existing shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”). After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. All these ordinary shares rank pari-passu with the exiting shares in all respect. This Pro Rata Share Issuance has treated as share split.

On April 18, 2024, the Company closed its initial public offering of 2,000,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share.

As of the date of this prospectus, 29,000,000 Ordinary Shares were issued and outstanding.

Ordinary Shares

General

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

Our Ordinary Share are traded on the Nasdaq Capital Market under the ticker symbol “TWG.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors, subject to the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles, our articles provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder of record present in person or by proxy at a general meeting shall have one vote and on a poll every shareholder of record present in person or by proxy shall have one (1) vote for each share registered in his name in the register of Members.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Options Grants

Effective on August 1, 2022, Top Wealth (International) Limited (“TW HK”), the Operating Subsidiary, entered into a Corporate Development Consultant Appointment Agreement with Mr. Haitong, CHEN (the “Consultancy Agreement”), in which TW HK appointed Mr. Chen for a term of 10 months commencing from August 1, 2022 to June 30, 2023, subject to extension or early termination, to provide corporate development, project management, and capital financing consultancy services in connection to the Company’s IPO in the United States. Pursuant to the Consultancy Agreement, in addition to a fixed cash remuneration to Mr. Chen, TW HK will also cause TW Cayman to grant stock options to Mr. Chen to acquire an aggregate of 1,080,000 Ordinary Shares of TW Cayman after Company’s IPO, representing 4% of the Ordinary Shares of TW Cayman issued and outstanding prior to the IPO (the “Consultancy Stock Option”). The options granted to Mr. Chen will vest and become exercisable over a period of three years in three equal tranches, on the first, second, and third anniversary of the date of Company’s listing on Nasdaq capital market. All options shall be exercised after three anniversaries and within 60 months of Company’s listing, otherwise the unexercised options will be null and void. The applicable exercise price for the Consultancy Stock Option that to be granted to Mr. Chen is fifty percent (50%) of the IPO Price per Ordinary Shares offered by the Company.

Upon the expiration of the term of the Consultancy Agreement, Mr. Chen and the Company mutually agreed not to extend Consultancy Agreement.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene a meeting of shareholders whenever they think necessary or desirable. At least 5 clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors. Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at a general meeting of the Company holding not less than 10% of the rights to vote at such general meeting in respect to the matter for which the meeting is requested, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A quorum shall consist of the presence (whether in person or represented by proxy) of one shareholder if the Company has one shareholder and two shareholders if the Company has more than one shareholder. If, within fifteen minutes from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors, and if, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting, the shareholders present in person or by proxy at the meeting shall be a quorum. Subject to the articles, at every meeting, the shareholders present in person or by proxy may choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. Where a duly authorized representative is present at a meeting that shareholder who is a corporate is deemed to be present in person; and the acts of the duly authorized representative are personal acts of that shareholder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, may, if he wishes, cast a second or casting vote.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders.

The Companies Act and our memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the articles. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	subdivide our existing shares, or any of them, into shares of a smaller amount than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled, or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce its share capital in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect any account or book or document of the Company except as conferred by the Companies Act or authorized by the Directors or by the Company in general meeting. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information” on page 89.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our articles of association authorizes our Board of Directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act and the laws of the Cayman Islands affecting Cayman Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.
Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or wilful default.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime.

Our articles of association provide to the extent permitted by law, the directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such director, officer or trustee.

	Delaware	Cayman Islands
Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s Memorandum and Articles of Association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the Memorandum and Articles of Association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for election of Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Directors are appointed in accordance with the terms of the Memorandum and Articles of Association of the company.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	Our currently effective articles of association do not provide for cumulative voting.

	Delaware	Cayman Islands
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination, appointment and removal of directors and filling of board vacancies are governed by the terms of the Memorandum and Articles of Association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Delaware	Cayman Islands

Save in certain limited circumstances under the Companies Act of the Cayman Islands, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. Dissentient members/creditors are entitled to appear and be heard. At the hearing, the Grand Court considers (in light of any opposition) whether:

●   approval of the scheme was reasonable (whether a reasonable member would have approved it);

●   each class was fairly represented at the meeting;

●   the majority acted bona fide without coercion of the minority to promote interests adverse to those of the class;

●   all notice periods were complied with;

●   the resolutions carried by the requisite majority.

	Delaware	Cayman Islands
Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●   a company acts or proposes to act illegally or ultra vires;

●   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●   those who control the company are perpetrating a “fraud on the minority.”

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the copies of Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s Memorandum and Articles of Association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to table resolutions at a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that the directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company. If the directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

	Delaware	Cayman Islands
Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the Memorandum and Articles of Association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the Memorandum and Articles of Association.
Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Transfer Agent Expenses	$	*
Miscellaneous Expenses	$	*
Total Expenses	$	*

*	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered, and the timing of such offerings; we cannot compute the total until the exact expenses are known.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to U.S. federal securities law. The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law.

EXPERTS

The consolidated financial statements of Top Wealth Group Holding Limited at December 31, 2023 and 2022, appearing in this prospectus have been audited by OneStop Assurance PAC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of OneStop Assurance PAC are located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an annual report and registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on May 29, 2024; and

●	Our Registration Statements on Form F-1 as filed with the SEC on November 21, 2023, December 18, 2023, January 5, 2024 and February 9, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 6732);

●	Consolidated Balance Sheets as of December 31, 2023 and 2022;

●	Consolidated Statements of Operation and Other Comprehensive Income(loss) for the financial years ended December 31, 2023, 2022 and 2021;

●	Consolidated Statements of Changes in Shareholders’ Equity for the financial years ended December 31, 2023, 2022 and 2021;

●	Consolidated Statements of Cash Flows for the financial years ended December 31, 2023, 2022 and 2021; and

●	Notes to the Consolidated Financial Statements for the financial years ended December 31, 2023, 2022 and 2021.

These documents are also available on the SEC’s website at https://www.sec.gov/Archives/edgar/data/1978057/ 000121390024047264/ea0205990-20f_topwealth.htm.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Top Wealth Group Holding Limited, Units 714 & 715, 7F, Hong Kong Plaza, 188 Connaught Road West, Hong Kong, telephone number: +852 36158567.

You also may access the incorporated reports and other documents referenced above on our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions and Shares Issuances

On February 1, 2023, the date of the incorporation of Top Wealth Group Holding Limited, 1 Ordinary Share was issued to Ogier Global Subscriber (Cayman) Limited. On March 1, 2023, the 1 Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to Winwin Development Group Limited and the Top Wealth Group Holding Limited further issued 99 Ordinary Shares to Winwin Development Group Limited on the same date.

On April 18, 2023, 650 Ordinary Shares were further issued to Winwin Development Group Limited, whereby Top Wealth Group Holding Limited then became solely owned by Winwin Development Group Limited as to 750 Ordinary Shares. Furthermore, on the same date, April 18, 2023, Winwin Development Group Limited executed the instrument of transfers whereby Winwin Development Group Limited transferred 48, 49, 49, 25, and 19 Ordinary Shares, out of its 750 Ordinary Shares, to Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively, at the respective consideration of HK$1,424,000 (approximately US$182,564), HK$1,453,000 (approximately US$186,282), HK$1,453,000 (approximately US$186,282), HK$742,000 (approximately US$95,128), and HK$565,000 (approximately US$72,436).

On October 12, 2023, in contemplation of Company’s initial public offering, Top Wealth Group Holding Limited further issued 26,999,250 Ordinary Shares in aggregate to its shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”). After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. The following table sets forth the breakdown of the Pro Rata Share Issuance to each then shareholder:

Shareholders	Number of Ordinary Shares Issued
Winwin Development Group Limited	20,159,440
Beyond Glory Worldwide Limited	1,727,952
Keen Sky Global Limited	1,763,951
State Wisdom Holdings Limited	1,763,951
Snow Bear Capital Limited	899,975
Mercury Universal Investment Limited	683,981

Subsequent to the Pro Rata Share Issuance, Top Wealth Group Holding Limited was 74.67% (representing 20,160,000 Ordinary Shares) owned by Winwin Development Group Limited, 6.40% (representing 1,728,000 Ordinary Shares) owned by Beyond Glory Worldwide Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by Keen Sky Global Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by State Wisdom Holdings Limited, 3.33% (representing 900,000 Ordinary Shares) owned by Snow Bear Capital Limited, and 2.53% (representing 684,000 Ordinary Shares) owned by Mercury Universal Investment Limited, respectively. The percentage of the ownership of equity interests held by the shareholders remained the same before and after the Pro Rata Share Issuance.

On October 16, 2023, State Wisdom Holdings Limited and Keen Sky Global Limited transferred 432,000 and 432,000 Ordinary Shares to Greet Harmony Global Limited at the consideration of HK$314,685 (approximately US$40,344) and HK$314,685 (approximately US$40,344), respectively. On the same day, Beyond Global Worldwide Limited transferred 540,000 Ordinary Shares to Mercury Universal Investment Limited at the consideration of HK$393,356 (approximately US$50,430).

Consultancy Stock Option

Top Wealth Group (International) Limited, the Operating Subsidiary, entered into a Corporate Development Consultant Appointment Agreement with Mr. Haitong, CHEN (the “Consultancy Agreement”), in which Top Wealth Group (International) Limited appointed Mr. Chen for a term of 10 months, effective from August 1, 2022 to June 30, 2023, to provide corporate development, project management, and capital financing consultancy services in connection to the Company’s IPO in the United States. Pursuant to the Consultancy Agreement, Top Wealth Group (International) Limited will also cause Top Wealth Group Holding Limited to grant stock options to Mr. Chen to acquire an aggregate of 1,080,000 Ordinary Shares of Top Wealth Group Holding Limited after the Company’s IPO, representing 4% of the Ordinary Shares of Top Wealth Group Holding Limited issued and outstanding prior to the IPO (the “Consultancy Stock Option”). The options granted to Mr. Chen will vest and become exercisable over a period of three years in three equal tranches, on the first, second, and third anniversary of the date of Company’s listing on the Nasdaq Capital Market. All options shall be exercised after three anniversaries and within 60 months of Company’s listing, otherwise the unexercised options will be null and void. The applicable exercise price for the Consultancy Stock Option that to be granted to Mr. Chen is fifty percent (50%) of the IPO Price per Ordinary Shares offered by the Company.

We believe that each of the issuance and transaction above was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description
3.1	Articles of Association (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
5.1†	Opinion of Ogier regarding the validity of the securities being registered
10.1	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Ltd., dated December 30, 2021 (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.2	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Mother Nature Health (HK) Limited, dated December 30, 2021 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.3	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Channel Power Limited, dated December 19, 2021 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)

Exhibit No.	Description
10.4	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International Company Limited, dated December 30, 2021 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.5	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International E-Commerce Limited, dated September 1, 2022 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.6	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Healthkitpro International Limited, dated December 18, 2021 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.7	Employment Agreement between Top Wealth Group (International) Limited and Kwok Kuen Yuen, Registrant’s Chief Financial Officer, dated 20 November 2022 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.8	Employment Agreement between the Registrant and Kwok Kuen, YUEN, Registrant’s Chief Financial Officer, dated May 16, 2023 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.9	English Translation of Appointment Letter of Kim Kwan Kings, WONG as the President of Top Wealth Group (International) Limited, dated September 1, 2022 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.10	Director Agreement between the Registrant and Kim Kwan Kings, WONG, Registrant’s director, Chief Executive Officer and chairman of the Board, dated May 16, 2023 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.11	English Translation of Corporate Development Consultant Appointment Agreement between the Company and Mr. Haitong, CHEN, dated August 1, 2022 (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.12	English Translation of Caviar Sales Agreement between the Top Wealth Group (International) Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated April 30, 2022 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.13	English Translation of Power of Attorney granted under the Caviar Sales Agreement by Fujian Aoxuanlaisi Biotechnology Co. Ltd. to Top Wealth Group (International) Limited, dated April 30, 2022 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.14	English Translation of Food Processing Factory Leasing and Service Project Agreement between Top Wealth Group (International) Limited and Sunfun (China) Limited, dated February 11, 2023 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.15	English Translation of Food Processing Factory Leasing and Service Project Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Limited, dated July 31, 2021 (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.16	English Translation of the Form of Sales Agreement of Top Wealth Group (International) Limited for its distributors (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)

Exhibit No.	Description
10.17	English Translation of sales agreement for caviar between Fujian Longhuang Biotech Co. Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.18	English Translation of Power of Attorney granted under the sales agreement for caviar by Fujian Longhuang Biotech Co. Limited to Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.19	Director Agreement between the Registrant and Hung, CHEUNG, Registrant’s director, dated October 27, 2023 (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.20	English Translation of the Letter of Employment between Top Wealth Group (International) Limited and Hung, CHEUNG, dated June 25, 2022. (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
14.2	Executive Compensation Recovery Policy (incorporated herein by reference to Exhibit 14.2 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on December 18, 2023)
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
23.1†	Consent of Ogier (included in Exhibit 5.1)
23.2†	Consent of OneStop Assurance PAC
24.1†	Powers of Attorney (included on signature page)
99.1	Audit Committee Charter (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
99.2	Compensation Committee Charter (incorporated herein by reference to Exhibit 99.3 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
99.3	Nominating Committee Charter (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
107†	Filing Fee Table

*	Filed herein
**	To be filed via amendment
†	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 17, 2024.

Top Wealth Group Holding Limited

By:	/s/ Kim Kwan Kings, WONG
Name:	Kim Kwan Kings, WONG
Chief Executive Officer and Director (Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Sze Ho CHAN and Ngan Sammy Shum as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kim Kwan Kings, WONG	Chief Executive Officer and Director	July 17, 2024
Name: Kim Kwan Kings, WONG	(Principal Executive Officer)

/s/ Kwok Kuen, YUEN	Chief Financial Officer	July 17, 2024
Name: Kwok Kuen, YUEN	(Principal Financial and Accounting Officer)

/s/ Hung, CHEUNG	Director	July 17, 2024
Name: Hung, CHEUNG

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on July 17, 2024.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President